Exhibit 10.1

EXECUTION VERSION

Master Repurchase Agreement

September 1996 Version

Dated as of:	June 13, 2011

Between:	Integrated Device Technology, Inc., as “Seller”

and:	Bank of America, N.A., as “Buyer”

1.	Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)	“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)	“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)	“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)	“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)	“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)	“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4 (b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)	“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)	“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)	“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)	“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)	An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)

Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify

Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)	In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.	Margin Maintenance

(a)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Sellers Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)	If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

*	Language to be used under 17 C.F.R. B403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
**	Language to be used under 17 C.F.R. B403.5(d) if Seller is a financial institution.

9.	Substitution

(a)	Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)	In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.	Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)	The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)	In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)	In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)	If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)	as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)	as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)	As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)	For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)	The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)	To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11 (h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4 (a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets

(a)	If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)	Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)	By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.	Intent

(a)	The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)	It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended, and that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of Title 11 of the United States Code, as amended.

(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)	in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)	in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)	in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Integrated Device Technology, Inc.		Bank of America, N.A.

By:	/s/ Richard D. Crowley	By:	/s/ Jonathan Plowe
	Name: Richard D. Crowley		Name: Jonathan Plowe
	Title: Vice President, Chief Financial Officer		Title: Managing Director
	Date: June 13, 2011		Date: June 13, 2011

ANNEX I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement (“Agreement”) dated as of June 13, 2011 between Integrated Device Technology, Inc. (the “Seller”) and Bank of America, N.A. (the “Buyer”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement. References in this Annex I and in the Agreement to provisions of the Agreement shall refer to such provisions as amended by this Annex I.

1.	Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder:

None.

2.	Definitions.

(a) For purposes of the Agreement and this Annex I, the following terms shall have the following meanings:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Availability Period” means the period from June 13, 2011 to June 13, 2012.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York, London or the Cayman Islands are authorized or required by law or executive order to, or customarily, remain closed.

“Certificate” means the Certificate of Designations of Preferences, Limitations and Relative Rights of Class A Preferred Shares of IDTI (Cayman) Limited dated June 10, 2011.

“Confirmation” has the meaning specified in Paragraph 3(d) (as amended pursuant to the terms hereof).

“Consolidated Funded Indebtedness” means the sum, determined for the Seller and its subsidiaries on a consolidated basis, without duplication, of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money, and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, and all obligations to repurchase Purchased Securities under the Agreement, (b) all purchase money indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) attributable indebtedness in respect of capital leases and synthetic lease obligations, (f) without duplication, all guarantees with respect to outstanding indebtedness of the types specified in clauses (a) through (e) above of persons other than the Seller or any subsidiary, and (g) all indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Seller or a subsidiary is a general partner or joint venturer, except to the extent such indebtedness is expressly made non-recourse to the Seller or such subsidiary.

“Default” means an event or circumstances that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

“Governmental Authority” means any government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial body.

“Income Payment Date” means, with respect to any Securities, the date on which Income is paid in respect of such Securities.

“IDTI Agreement” means the IDTI Agreement, dated as of June 13, 2011, by Integrated Device Technology, Inc. and Seller in favor of the Applicable Persons (as defined therein).

“IDTI (Cayman) Limited” means IDTI (Cayman) Limited, a company incorporated with limited liability under the laws of the Cayman Islands.

“Law” means any publicly promulgated applicable statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

“Material Adverse Effect” has the same meaning as set forth in the Certificate.

“Material Affiliate” has the same meaning as set forth in the Certificate.

“Material Affiliate Event” has the same meaning as set forth in the Certificate.

“Net Value” means:

(a)	if Buyer is the defaulting party, the amount which, in the reasonable opinion of the Seller, represents the fair market value of the Purchased Securities, having regard to such pricing sources and methods (which may include, without limitation, available quotations for the Purchased Securities) as the Seller considers appropriate.

(b)	if Seller is the defaulting party:

(i)	if any of the Purchased Securities are sold through the Valuation Process on or prior to the Valuation Process Cut-Off Date, then the Net Value in respect of such Purchased Securities shall be the net proceeds received by Buyer in respect of such Purchased Securities at the conclusion of the Valuation Process, net of all reasonable costs, commissions, fees and expenses incurred by Buyer in connection with the Valuation Process;

(ii)	if any of the Purchased Securities have not been sold through the Valuation Process on or prior to the Valuation Process Cut-Off Date, then the Net Value in respect of such Purchased Securities shall be the amount which, in the reasonable opinion of Buyer, represents their fair market value, having regard to such pricing sources and methods (which may include, without limitation, available quotations for the Purchased Securities) as Buyer considers appropriate.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Price Differential” has the meaning specified in the Confirmation.

“Price Differential Payment Date” means each of the dates specified in the Confirmation as being a Price Differential Payment Date.

“Purchased Securities” means as of any date of determination, the aggregate number of shares of the Purchased Security that have been purchased by Buyer pursuant to Transactions hereunder, less the number, if any, of shares of the Purchased Security for which the Repurchase Price has been tendered to Buyer in satisfaction of Seller’s obligation to repurchase such number of shares of the Purchased Security on or prior thereto.

“Purchased Security” has the meaning specified in the Confirmation.

“Repurchase Price” has the meaning specified in the Confirmation.

“Stated Price Differential Period” has the meaning specified in the Confirmation.

“Taxes” mean any tax, duty, levy, impost, duty, charge, assessment or fee of any nature (including any interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment.

“Transaction Documents” means (a) this Agreement, (b) the IDTI Agreement and (c) any Indemnity Documents (as defined in the IDTI Agreement).

“Undrawn Fee Calculation Period” means, with respect to each Undrawn Fee Payment Date, the period from and including the immediately preceding Undrawn Fee Payment Date to but excluding such Undrawn Fee Payment Date, except that (a) the initial Undrawn Fee Calculation Period will commence on and include June 13, 2011 and end on but exclude the first Undrawn Fee Payment Date.

“Undrawn Fee Payment Date” means (i) each of the first four dates following the date hereof that falls on the 14th of March, June, September or December and (ii) only if such date is after the fourth Undrawn Fee Payment Date, the first anniversary of the date hereof (or, if any of the foregoing dates is not a Business Day, the immediately following Business Day).

“Valuation Process” means the following sequence of events:

(i) Buyer shall deliver written notice to Seller that Buyer has elected to determine the Net Value of the Purchased Securities, which notice shall include the Net Value determined by Buyer as if clause (b)(ii) of the definition of Net Value were applicable;

(ii) following such notification, Seller may elect, by notice to Buyer (which notice shall state that Buyer will avail itself of the Valuation Process but need not identify a financial institution or provide the price or other terms of any offer for the Purchased Securities) on or prior to the third (3rd) Business Day following Buyer’s notice pursuant to clause (i), to designate a nationally or internationally recognized financial institution to propose a firm price at which it will offer to purchase the Purchased Securities from Buyer pursuant to customary documentation reasonably satisfactory to Buyer, the terms of which (a) will provide that such financial institution will be liable for and pay any share transfer payments due upon transfer of the Class A Preferred Shares to it, (b) will include customary representations of Buyer regarding the conveyance of good title to the Purchased Securities, free and clear of liens, but not any provisions whereby Buyer indemnifies such financial institution for matters relating to the actions, status or financial condition of Seller or any of Seller’s affiliates, including IDTI (Cayman) Limited;

(iii) if in the reasonable and good faith determination of Buyer, the financial institution designated by Seller is capable of consummating the purchase of the Purchased Securities and meets the standards of creditworthiness that Buyer generally applies to counterparties in similar transactions, and applicable legal and regulatory requirements pertaining to the purchase, including Buyer’s internal policies of general application, would be satisfied, then Buyer shall negotiate in good faith with such financial institution and use its commercially reasonable efforts to consummate the sale of the Purchased Securities to such financial institution on or prior to the Valuation Process Cut-Off Date.

“Valuation Process Cut-Off Date” means the earliest to occur of (i) Seller’s failure to notify Buyer of its election to avail itself of the Valuation Process within the time period specified in clause (ii) of the definition thereof; (ii) the date on which the sale of the Purchased Securities pursuant to the Valuation Process is consummated; and (iii) the 30th calendar day following the date of Buyer’s notice to Seller pursuant to clause (i) of the definition of Valuation Process.

(b) Paragraphs 2(b), 2(c), 2(d), 2(e), 2(g), 2(h), 2(i), 2(j), 2(k), 2(p), 2(r), 2(s) and 2(t) of the Agreement are hereby deleted.

3.	Commitment to Enter into Transactions

Subject to and in accordance with the terms and conditions of this Annex and the Agreement, Buyer agrees to enter into Transactions from time to time on any Business Day during the Availability Period; provided, however, that Buyer shall have no obligation to enter into any proposed Transaction to the extent that the proposed number of Purchased Securities thereunder, when aggregated with the number of Purchased Securities under all prior Transactions hereunder (whether or not such other Transactions are then outstanding) would exceed 1,431.

4.	Initiation; Conditions; Confirmation; Termination

Paragraph 3 of the Agreement is hereby deleted and replaced with the following:

“3.	Initiation, Conditions; Confirmation, Termination

(a)	Seller shall initiate each proposed Transaction by submitting a written request duly executed by an authorized officer of Seller in the form attached hereto as Exhibit II for Buyer’s review, which shall set forth (i) the proposed number of Purchased Securities, which shall be an integral number not less than 358 (except that if the number of Purchased Securities under all Transactions entered into prior to such request is greater than 1073, then Seller may specify a proposed number of Purchased Securities such that, after giving effect to the proposed Transaction, the aggregate number of Purchased Securities would equal 1,431) and (ii) a date not earlier than three (3) Business Days following, and not later than fifteen (15) Business Days following, the effective date of such request as the Purchase Date for the proposed Transaction. Any such request shall be effective (x) on the Business Day made, if delivered to Seller at or before 1:00 p.m. (New York City time) on such Business Day, or (y) otherwise, on the Business Day immediately following the date of its delivery to Buyer.

(b)	Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of each of the following conditions precedent:

(i)	Buyer shall have received all of the following documents, each of which shall have been duly completed and executed by each of the parties thereto and satisfactory in form and substance to Buyer and its counsel (each, a “Transaction Document”):

(A)	this Agreement;

(B)	the IDTI Agreement;

(C)	a certificate, dated as of the Purchase Date, of the corporate secretary of IDTI (Cayman) Limited certifying that (A) the Memorandum & Articles and the Certificate, as in effect on such date, are in the form of Exhibit III and Exhibit IV, respectively and (B) Richard Gordon and Carrie Bunton have been duly appointed as directors of IDTI (Cayman) Limited; and

(D)	each of the following opinions addressed to Buyer, in form and substance satisfactory to it: (I) from Latham & Watkins LLP, (II) from Walkers, (III) Vince Tortolano, in-house counsel to Seller, (IV) from Conyers Dill & Pearman and (V) from Baker & McKenzie.

(E)	good standing certificates and certified copies of the charters and by-laws (or equivalent documents) of Seller and IDTI (Cayman) Limited;

(ii)	Buyer shall have received from Seller copies of appropriate resolutions of each of Seller and IDTI (Cayman) Limited authorizing the transactions contemplated hereby to be performed by IDTI, Seller and IDTI (Cayman) Limited, as the case may be; and

(iii)	Buyer shall have received all such other and further customary closing documentation, including without limitation legal opinions, financial information, evidence of capacity, authority, incumbency and specimen signatures as Buyer in good faith shall reasonably require.

(c)	Buyer’s commitment to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent as of the Purchase Date designated in accordance with Paragraph 3(a), both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale of the Purchased Securities:

(i)

each representation or warranty of Seller and IDTI (Cayman) Limited contained in Transaction Documents or in any certificate or other document delivered pursuant to any Transaction Document is true and correct in all material respects (or, in the case of a representation or warranty that is already qualified by materiality, in all respects), as of the Purchase Date with the same force and effect as though made on and as of such date (except to the extent that such representation or warranty expressly relates solely to an earlier date, in which case as of such earlier date);

(ii)	as of the Purchase Date for such proposed Transaction, no Act of Insolvency shall have occurred with respect to any of Seller or IDTI (Cayman) Limited;

(iii)	Buyer shall have received documentary evidence reasonably satisfactory to it that the shares of the Purchased Security that are to be purchased by Buyer under the proposed Transaction have been registered in the name of Buyer and conveyed to Buyer free and clear of any lien, charge, claim or other encumbrances;

(iv)	Seller shall have taken such other actions as Buyer shall have reasonably requested in order to transfer the Purchased Securities pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Buyer with respect to the Purchased Securities;

(v)	as of the Purchase Date, there shall not have occurred any Material Adverse Effect;

(vi)	as of the Purchase Date, there shall not have occurred and be continuing any Incipient Material Affiliate Event or Material Affiliate Event (including a Default or Event of Default with respect to Seller under this Agreement);

(vii)	no Action shall be pending or, to Seller’s knowledge, threatened by or before any Governmental Authority; no Law shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of any Transaction contemplated by this Agreement; and

(viii)	Buyer shall have received a certificate from an officer of Seller certifying that (A) the conditions precedent specified in clauses (i), (ii), (v), (vi) and, solely with respect to actions of Seller and its affiliates, (vii) of this Section 3(c) are satisfied as of the Purchase Date; and (B) the assumptions set forth in the non-consolidation opinion of Latham & Watkins LLP remain true and correct with respect to the applicable Transaction; and

(d)	Upon conditions precedent to a proposed Transaction being satisfied (or waived by Buyer), Buyer shall promptly, and, in any event, no later than 1 Business Day after satisfaction or waiver of the conditions precedent, deliver to Seller a written confirmation of the Transaction (a “Confirmation”) in the form of Exhibit I hereto. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby (absent manifest error) unless specific objection is made in writing by Seller no more than the third (3rd) Business Days after such Confirmation is received by Seller.

5.	Purchase Price Maintenance.

Provided that no Event of Default with respect to Seller has occurred and is continuing, the parties agree that in any Transaction hereunder whose term extends over an Income Payment Date for the Securities subject to such Transaction, Buyer shall (including by causing its custodian, if any, to take such actions on its behalf), on the first Business Day following the Income Payment Date, transfer to or credit to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) of the Agreement and Buyer shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement; provided, however, that any Income paid as consideration for a redemption of the Purchased Securities shall be applied first to reduce the Repurchase Price and shall only be transferred to or credited for the account of Seller to the extent that such further application would reduce the Repurchase Price, as of the Income Payment Date, below zero.

6.	Margin Maintenance. Paragraph 4 of the Agreement is hereby deleted in its entirety. Clause (A) of the third sentence of Paragraph 5 of this Agreement shall be inapplicable to any Transaction hereunder.

7.	No Recognized Market. Notwithstanding anything to the contrary in the Agreement but subject to the Valuation Process to the extent it is applicable, Seller and Buyer acknowledge and agree that the Purchased Securities subject to the Transaction hereunder are not instruments traded in a recognized market and therefore the nondefaulting party may establish the Net Value acting in a commercially reasonable manner.

8.	Income Payments. Paragraph 5 of the Agreement is hereby amended by replacing the words “on the date such Income is paid or distributed” in the fifth line thereof with the following words: “on the date that is the first Business Day after the applicable Income Payment Date”.

9.	Security Interest. Paragraph 6 of the Agreement is hereby deleted and replaced with the following:

6. Security Interest. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of Seller’s right, title and interest in and to the Purchased Securities with respect to all Transactions hereunder, all securities accounts to which the Purchased Securities are credited and all security entitlements with respect thereto and all Income on and other proceeds of the foregoing (collectively the “Deemed Collateral”).

10.	Events of Default.

(a) The first paragraph in Paragraph 11 of the Agreement is hereby deleted and replaced with the following:

“In the event that (i) Seller fails to transfer Purchased Securities or Buyer fails to transfer the Purchase Price in accordance with Paragraph 3 of this Agreement, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date (except that a failure to repurchase Purchased Securities upon the applicable Repurchase Date shall not constitute an Event of Default in the event that Buyer is a defaulting party on such Repurchase

Date), (iii) Buyer fails to comply with Paragraph 5 of the Agreement, as amended, and such failure is not remedied on or before the second Business Day after such failure, (iv) Seller fails to pay Buyer the Price Differential on the related Price Differential Payment Date and such failure is not remedied on or before the third Business Day following the related Price Differential Payment Date, (v) Seller fails to pay to Buyer any amounts, other than Price Differential, owing under the Agreement when due and such failure is not remedied on or before the third Business Day following the date on which such amounts are due, (vi) an Act of Insolvency occurs with respect to Seller or Buyer, (vii) any representation made by Seller or Buyer hereunder shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, (viii) Seller or Buyer shall admit in writing to the other its inability to, or its intention not to, perform any of its obligations hereunder; (ix) Buyer or Seller breaches Paragraph 15(a) of the Agreement; or (x) Seller’s Consolidated Funded Indebtedness at any time exceeds U.S. $550 million (each an “Event of Default”):”

(b) Paragraph 11(b) of the Agreement is hereby amended by inserting after the words “at the Repurchase Price therefor” the following words: “, together with all accrued unpaid Price Differential”. Paragraph 11(c) of the Agreement is hereby amended by inserting after the words “aggregate Repurchase Prices” the following words: “, together with all accrued unpaid Price Differential,”.

(c) Paragraph 11(d)(i) is hereby amended by deleting subparagraph (B) in its entirety and substituting the following words therefor: “(B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to commence the Valuation Process and, upon determination of the Net Value following the Valuation Process Cut-Off Date, give the defaulting party credit for such Purchased Securities in an amount equal to the Net Value therefor on such date of determination against the aggregate unpaid Repurchase Price and any other amounts owing by the defaulting party hereunder; and”.

(d) Paragraph 11(d)(ii) is hereby replaced with the following:

“(ii) as to Transactions in which the defaulting party is acting as Buyer, determine in a commercially reasonable manner an amount equal to the Net Value of the Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder.”

(f) Paragraph 11(e) is hereby replaced with the following:

“Upon application of the proceeds or determination of the Net Value, in each case as described in Paragraph 11(d), (i) the Seller shall be liable to the Buyer for the excess, if any, of (1) (I) the Repurchase Price plus (II) any unpaid Price Differential over (2) (I), as applicable, (A) if the defaulting party is acting as Buyer, the amount equal to the Net Value of the Purchased Securities as determined by the Seller or (B) if the defaulting party is acting as Seller, the proceeds realized from the liquidation of the Purchased Securities or the Net Value of the Purchased Securities as determined by Buyer plus (II) any amounts actually received by Buyer and payable by Buyer under Paragraph 5 hereof or otherwise hereunder and not paid, and (ii) the Buyer shall be liable to the Seller for the excess, if any, of (1) (I), as applicable, (A) if the defaulting party is acting as Buyer, the amount equal to the Net Value of the Purchased Securities as determined by the Seller or (B) if the defaulting party is acting as Seller, the proceeds realized from the liquidation of the Purchased Securities or the Net Value of the Purchased Securities as determined by Buyer plus (II) any amounts actually received by Buyer and payable by Buyer under Paragraph 5 hereof or otherwise hereunder and not paid over (2) (I) the Repurchase Price plus (II) any unpaid Price Differential.”

(g) Paragraph 11(g) is hereby deleted in its entirety.

11.	Payments by Seller to Buyer.

(a) The Seller shall pay to the Buyer on each Price Differential Payment Date an amount equal to the accrued unpaid Price Differential.

(b) Seller agrees to pay to Buyer on each Undrawn Fee Payment Date after the date hereof a nonrefundable fee equal to the sum, over each calendar day during the related Undrawn Fee Calculation Period, of (x) USD 135,000,000 minus the aggregate Purchase Price as of such day, multiplied by (y) 0.625% divided by 360.

(c) All payments by Seller hereunder shall be made free and clear of, and without any deduction or withholding for or on account of, any current or future Taxes levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Seller will pay to Buyer such additional amount or amounts as may be necessary so that the Buyer receives without delay the full amount that would otherwise have been received but for such deduction or withholding.

12.	Overdue Payments. If a party does not pay any amount on the date due (without regard to any applicable grace periods), including without limitation any Price Differential or any amount payable by Buyer under Paragraph 5 of the Agreement, such party will, to the extent permitted by applicable law, pay interest on that amount to the other party in the same currency as that amount, for the period from (and including) the date the amount becomes due to (but excluding) the date the amount is actually paid, by daily application of the greater of the Pricing Rate and the Prime Rate to such amount. Notwithstanding the above, upon the declaration of an Event of Default, Paragraph 11(h) shall apply in lieu of this paragraph.

13.	Dividends, Distributions, etc.

(a)	In accordance with Paragraph 5 of the Agreement, but subject to paragraph 5 and paragraph 13(d) of this Annex I, Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of Purchased Securities that is not otherwise received by Seller, to the full extent it would be so entitled if Purchased Securities had not been sold to Buyer, except as provided in paragraph 5 of this Annex I with respect to Income paid as consideration for a redemption of the Purchased Securities. The parties expressly acknowledge and agree, for the avoidance of doubt, that Income shall include, but is not limited to: (i) cash and all other property, (ii) stock dividends, (iii) Securities received as a result of split ups of Purchased Securities and distributions in respect thereof, and (iv) all rights to purchase additional Securities (except to the extent that any amounts included in the foregoing clauses (i) through (iv) would be deemed to be Purchased Securities).

(b)	Cash Income paid or distributed on or in respect of Purchased Securities, which Seller is entitled to receive pursuant to subparagraph (a) of this paragraph, shall be treated in accordance with Paragraph 5 of the Agreement, as supplemented and modified herein. Notwithstanding Paragraph 5 of the Agreement, non-cash Income received by Buyer shall be added to the Purchased Securities on the date of distribution and shall be considered as additional Purchased Securities for all purposes, subject to Buyer’s obligation to transfer Purchased Securities to Seller upon termination of the relevant Transaction in accordance with the terms of the Agreement.

(c)	Any and all payments by Buyer to or for the account of Seller hereunder shall be made subject to deduction for any and all applicable future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Buyer, (i) income or franchise taxes imposed on (or measured by) its net income or net profits by the United States of America or by the jurisdiction (or any political subdivision of any such jurisdiction) under the laws of which Buyer is organized, in which its principal office (or other fixed place of business) is located or in which it is otherwise engaged in a trade or business as a result of transactions unrelated to the Transactions, (ii) any branch profits tax or any similar tax that is imposed on Buyer with respect to Buyer’s income or profits by any jurisdiction described in clause (i) above (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as “Non-Excluded Taxes”). Buyer shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In the event that Buyer shall make a payment to or for the account of the Seller that is subsequently determined to be subject to Non-Excluded Taxes, Seller shall promptly reimburse Buyer for the amount of such Non-Excluded Taxes together with all costs and expenses associated therewith.

(d)	Notwithstanding anything to the contrary in paragraph 5 of this Annex I or subparagraphs (a) (b) and (c) above, in the event that Seller fails to pay Buyer the Price Differential or the amount specified in paragraph 11(b) of this Annex I on the related Price Differential Payment Date or Undrawn Fee Payment Date and such failure is not remedied on or before the third Business Day following such Price Differential Payment Date or Undrawn Fee Payment Date, then Buyer may, without exercising its option to declare an Event of Default to have occurred under the Agreement and only for as long as such failure is continuing, retain Income paid or distributed after such Price Differential Payment Date or Undrawn Fee Payment Date and apply it to the amount of any accrued but unpaid Price Differential or amount specified in paragraph 11(b) of this Annex I and, in each case, any interest thereon.

14.	Rights in Purchased Securities.

For the avoidance of doubt, Seller waives any right to vote, or to provide any consent or to take any similar action with respect to, Purchased Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Transaction.

15.	Assignability.

(a)

Paragraph 15(a) of the Agreement is hereby amended (i) by inserting the following words after the first occurrence of the words “other party,” in the first sentence thereof: “such prior written consent not to be unreasonably withheld (it being understood that the Seller may withhold its consent if the proposed transferee would be required to withhold amounts on account of any Taxes from any payments that it is required to make to Seller pursuant to paragraph 13(a) of Annex I hereto in excess of such amounts that Buyer would be required to withhold at the time the assignment or transfer would occur),” and (ii) by inserting the following words at the end of the first sentence thereof: “, provided that the transfer of the rights and obligations of Buyer under the Agreement and the Transactions thereunder to any “affiliate” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) of Buyer does not require the prior consent of the other party, if (i) such affiliate at the time of the assignment or transfer would not be required to withhold amounts on account of any withholding tax or other Taxes from any payments that it is required to make to Seller pursuant to paragraph 13(a) of Annex I hereto, (ii) any such assignment or transfer does not result in Seller being obligated to withhold amounts in respect of any withholding tax or other Taxes from any payment to any transferee of Buyer, (iii) any such assignment or transfer could not reasonably be expected to result in Seller having to comply with any additional legal or regulatory requirement if such compliance would have an adverse effect on Seller, (iv) the credit ratings of such affiliate are equal to or better than the credit ratings of Buyer immediately prior to such assignment or transfer, (v) such assignment or transfer is completed at no cost or expense to Seller (other than Seller’s incidental costs and expenses, not to exceed $5,000, relating to the review and execution of transfer documentation and the registration of the Purchased Securities in the name of the transferee) and does not otherwise increase Seller’s costs and expenses in respect of the Agreement and the Transactions thereunder, (vi) Seller shall have received 30 calendar days’ prior notice of any proposed assignment or transfer, and (vii) such assignee or transferee is organized under the laws of a jurisdiction located in the United States.

(b)	Buyer agrees that any transfer of its rights and obligations under the Agreement shall be effected by novation pursuant to and in accordance with the terms of a novation agreement substantially in the form of Schedule A hereto (a “Novation Agreement”), which contemplates the transfer of all (but not less than all) of Buyer’s rights and interest in the Agreement and the Purchased Securities and in accordance with Paragraph 15(a) of the Agreement as amended herein. Any transfer in violation of this subparagraph (b) shall be null and void.

16.	Covered Transaction.

Each party acknowledges and agrees that the transactions evidenced by Confirmations contemplated under Section 3(d) of this Annex I shall be the only Transactions governed by the Agreement. The Seller and the Buyer shall not enter into any other Confirmations or Transactions hereunder. The parties hereby expressly agree that any TBMA Master Agreement entered into between them after the date hereof shall not supersede the Agreement or the Transaction hereunder.

17.	Limited Recourse. Except as expressly set forth herein, the obligations of each party under the Agreement and the Transaction are solely the corporate obligations of such party. Except as expressly set forth herein, no recourse shall be had for the payment of any amount owing by a party under the Agreement or for the payment by such party of any fee or any other obligation or claim of or against such party arising out of or based upon the Agreement, against any trustee, adviser, employee, officer, director, incorporator, manager or affiliate of such party. The provisions of this paragraph shall survive the termination of the Agreement.

18.	No Recourse against IDTI (Cayman) Limited. Notwithstanding any condition relating to IDTI (Cayman) Limited or any other provision of this Agreement, nothing herein shall be construed as creating any obligation of IDTI (Cayman) Limited to Buyer under this Agreement.

19.	Other Documents.

Each party shall deliver to the other, upon request, such financial information, evidence of capacity, authority, incumbency and specimen signatures and other documentation as are required by law or are reasonably requested in order to enable a party to comply with legal or regulatory requirements.

20.	Submission to Jurisdiction and Waivers.

(a) Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan and any appellate court from any such court solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement, and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b) Each party hereby irrevocably agrees that the summons and complaint or any other process in any action in any jurisdiction may be served by mailing (using certified or registered mail, postage prepaid) to the notice address for it set forth herein or by hand delivery to a person of suitable age and discretion at such address. Each party may also be served in any other manner permitted by law, in which event its time to respond shall be the time provided by law.

(c) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction hereunder.

21.	WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT OR ANY TRANSACTION HEREUNDER.

22.	Consent to Recording. Each party: (a) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with the Agreement, any Transaction, or any potential Transaction; and (b) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel.

23.	Business Day. If any payment shall be required by the terms of the Agreement to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day and no further Price Differential (with respect to a payment of Price Differential) or interest (with respect to any other payment due hereunder) shall accumulate or accrue after the day on which payment was required.

24.	Counterparts. The Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in any number of counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

25.	Tax Matters. (a) Seller and Buyer understand and intend that the Transaction provided for in the Agreement will be treated as a loan secured by the Purchased Securities for U.S. federal income tax and state and local income and franchise tax purposes and will file any tax returns, tax reports and other tax filings in each case required to be filed under applicable U.S. federal income tax or state or local income or franchise tax purposes, in a manner consistent with such understanding and intent and will not take any U.S. tax position inconsistent therewith. Nothing in paragraphs 6 or 19(a) of the Agreement shall be read to imply anything to the contrary, and the statements therein shall be understood to be construed as subject to this paragraph 25(a).

(b) As a condition of executing the Agreement, Buyer will deliver or cause to be delivered to Seller on or before the date it becomes a party to the Agreement a correct, complete and duly executed Internal Revenue Service Form W-9. Within 20 days of the earlier of the date on which Buyer has knowledge of, and the date on which Seller requests in writing such form after the occurrence of obsolescence or invalidity of any Internal Revenue Service Form W-9 previously delivered by Buyer, Buyer will deliver to Seller a correct, complete and duly executed Internal Revenue Service Form W-9 or any successor forms. In the event that any assignee of Buyer is not a U.S. person, as defined in Internal Revenue Code section 7701(a)(30), the assignee shall deliver to Seller an Internal Revenue Service Form W-8BEN or other applicable form in lieu of Internal Revenue Service Form W-9.

(c) Buyer warrants and represents that it is a national banking association organized under the laws of the United States.

(d) Upon request, Seller shall deliver to Buyer a correct, complete and duly executed Internal Revenue Form W-9. Within 20 days of the earlier of the date on which Seller has knowledge of, and the date on which Buyer requests in writing such form after the occurrence of obsolescence or invalidity of any Internal Revenue Form W-9 previously delivered by Seller, Seller will deliver to Buyer a correct, complete and duly executed Form W-9 or any successor form.

26.	Accounts for Payment.

Payments shall be made to the following accounts, or to such other account as may hereafter be notified to Seller or Buyer in writing by Buyer or Seller respectively.

To Buyer:
Name of Bank:	Bank of America
Swift Code:	BOFAUS3N
Beneficiary	Credit Services
Beneficiary’s Swift Code:	Same (BOFAUS3N)
Account No:	3750836479
Chips UID:
Reference:	Integrated Device Technology Inc

To Seller:
Name of Bank:	Bank of America
Account No:	1233328893
Fed ABA No:	026009593
Beneficiary:	Integrated Device Technology, Inc.

27.	USA PATRIOT Act Required Notice. Buyer hereby notifies Seller that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies Seller, which information includes the name and address of Seller and information that will allow Buyer to identify Seller in accordance with the Act. Seller shall, promptly following a request by the Buyer, provide all documentation and other information that Buyer requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

[Signatures follow on separate page]

INTEGRATED DEVICE TECHNOLOGY, INC.		BANK OF AMERICA, N.A.

By:	/s/ Richard D. Crowley	By:	/s/ Jonathan Plowe
Name:	Richard D. Crowley	Name:	Jonathan Plowe
Title:	Vice President, Chief Financial Officer	Title:	Managing Director

Annex II

Names and Addresses for Communication Between Parties

Address for notices, statements, demands or other communications to Buyer:

Bank of America, NA

Bank of America Merrill Lynch

Syndicated and Large Corporate Credit Client Services

2001 Clayton Road

Concord, CA 94520

Attention: Pamela Greer-Tillman, AVP - Credit Services Consultant

Telephone: 925 675-8453

Email: dg.IDT_Draw_Request@bankofamerica.com

Address for notices, statements, demands or other communications to Seller:

Integrated Device Technology, Inc.

6024 Silver Creek Valley Road

San Jose, CA 95138

Attention: Chief Financial Officer

Facsimile No.: Fax: (408) 284-8454

Exhibit I – Form of Confirmation

[LETTERHEAD OF BANK OF AMERICA, N.A.]

Date: [    ], 2011

To:	Integrated Device Technology, Inc.

From:	Bank of America, N.A.

Re:	Repurchase Transaction

Dear Sirs:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the repurchase transaction (the “Transaction”) between Integrated Device Technology, Inc. (“IDTI”) and Bank of America, N.A. (the “Counterparty”). This Confirmation constitutes a “Confirmation” as referred to in the Master Repurchase Agreement specified below.

Counterparty and IDTI are parties to the TBMA Master Repurchase Agreement and Annex I (“Annex I”) related thereto, in each case dated as of June 13, 2011 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), and this Confirmation shall supplement, form a part of, and be subject to, such Agreement upon the execution and delivery thereof by both parties, and all provisions contained or incorporated by reference in such Agreement shall govern this Transaction except as expressly modified herein. Terms used but not otherwise defined in this Confirmation shall have the same meaning as in the Agreement.

Trade Date:	[ ]

Purchase Date:	[ ], 2011

Repurchase Date:	June 13, 2016 (subject to the “Acceleration of Repurchase Date” provisions below)

Seller:	IDTI

Buyer:	The Counterparty

Purchased Securities:	As of any date of determination, [ ] of the Purchased Security, less any Purchased Security for which the Repurchase Price has been tendered to Buyer in satisfaction of Seller’s obligation to repurchase such Purchased Security on or prior thereto.

Purchased Security:	One share of Class A Preferred Shares issued by IDTI (Cayman) Limited, an exempted company organized under the laws of the Cayman Islands, with an issue price per share of USD 100,000; provided that if any new or different Security or other consideration shall be exchanged for any Purchased Security by recapitalization, merger, consolidation, conversion or other action, or received in connection with a redemption of any Purchased Security, such new or different Security, or other consideration shall, effective upon such exchange or redemption, be deemed to become a Purchased Security, in substitution for the former Purchased Security for which such exchange is made.

Exhibit I – Form of Confirmation

Purchase Price:	The product of the number of Purchased Securities multiplied by USD 100,000, divided by 106%.

Repurchase Price:	The product of the number of Purchased Securities, multiplied by USD 100,000, divided by 106%.

Pricing Rate:	The rate per annum, reset monthly, equal to LIBOR plus the Spread; provided, however, that such Pricing Rate shall not be less than 0.00%.

Price Differential:	For each Price Differential Payment Date, the amount accrued on the related Purchase Price at the Pricing Rate during the Stated Price Differential Period immediately preceding such Price Differential Payment Date. The Price Differential for the Purchased Securities shall be calculated on the Purchase Price and shall accrue during the relevant Stated Price Differential Period. The daily amount of the Price Differential with respect to the Purchased Securities (the “Daily Price Differential Amount”) shall be calculated by dividing the Pricing Rate in effect for such day by 360 and multiplying the result by the Purchase Price. The amount of Price Differential on the Purchased Securities for each Stated Price Differential Period shall be calculated by adding the Daily Price Differential Amounts for each day in the Stated Price Differential Period. All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all United States dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

Exhibit I – Form of Confirmation

LIBOR:	With respect to a Stated Price Differential Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a one-month period beginning on the second London Banking Day after the Reset Date that appears on Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Reset Date, or (if the Reuters Screen LIBO Page does not include such a rate or is unavailable on a Reset Date) the rate (expressed as a percentage per annum) for deposits in United States dollars for a one-month period beginning on the second London Banking Day after the Reset Date that appears on Bloomberg Screen “BBAM 1 <GO>“ as of 11:00 a.m., London time, on the Reset Date. If Bloomberg Screen “BBAM 1 <GO>“ does not include such rate or is unavailable on the Reset Date, the rate (expressed as a percentage per annum) for deposits in United States dollars for a one-month period beginning on the second London Banking Day after the Reset Date as published by such other commercially available source as is mutually agreed upon by the parties as of 11:00 a.m., London time, on the Reset Date. If no such source that includes such rate is available on the Reset Date, a financial institution mutually agreed upon between the parties from time to time, shall request the principal London office of each of four major banks in the London interbank market, as selected by such financial institution, to provide such banks’ offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m. London time on such Reset Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a one-month period beginning on the second London Banking Day after the Reset Date. If at least two such offered quotations are so provided, LIBOR for the Stated Price Differential Period shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, such financial institution shall request each of three major banks in New York City, as selected by such financial institution, to provide such banks’ rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Reset Date, for loans in a Representative Amount in United States dollars to leading European banks for a one-month period beginning on the second London Banking Day after the Reset Date. If at least two such rates are so provided, LIBOR for the Stated Price Differential Period shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Stated Price Differential Period shall be LIBOR in effect with respect to the immediately preceding Stated Price Differential Period.

Exhibit I – Form of Confirmation

Spread:	212.5 basis points.

Price Differential Payment Date:	Subject to Section 23 of Annex I, the 14th of each calendar month, commencing on [month] [day] and ending on the Liquidation Period End Date.

Liquidation Period End Date:	The earliest date on which any of the following occurs: (i) payment in full by IDTI of all amounts due to Counterparty in respect of the Transaction, (ii) final receipt by Counterparty of proceeds in connection with a redemption of the Purchased Securities or (iii) transfer of all of Counterparty’s rights and obligations under the Agreement pursuant to paragraph 15(b) of Annex I.

London Banking Day:	Any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

Representative Amount:	A principal amount of not less than USD 1 million for a single transaction in the relevant market at the relevant time.

Bloomberg Screen “BBAM 1 <GO>“:	The display designated as “Bloomberg Screen BBAM1<GO>“ on the Bloomberg service (or such other page as may replace Bloomberg Screen “BBAM 1 <GO>“on that service).

Reuters Screen LIBO Page:	The display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service) (the “Reuters Screen LIBO Page”).

Stated Price Differential Period:	With respect to each Price Differential Payment Date, the period from and including the immediately preceding Price Differential Payment Date to but excluding such Price Differential Payment Date, except that (a) the initial Stated Price Differential Period will commence on and include the Purchase Date and end on but exclude the first Price Differential Payment Date and (b) the final Stated Price Differential Period will commence on and include the immediately preceding Price Differential Payment Date and end on and exclude the Liquidation Period End Date.

Reset Dates:	With respect to a Stated Price Differential Period, the second London Banking Day preceding the first day of such Stated Price Differential Period.

Exhibit I – Form of Confirmation

Acceleration of Repurchase Date:

(i) Seller may, upon notice to Buyer, designate a day (an “Accelerated Repurchase Date”) as the Repurchase Date for all of the Purchased Securities; provided, however, that such notice must be received by Buyer not later than 10:00 a.m. (New York City time) three (3) Business Days prior to the Accelerated Repurchase Date; provided, further, that such notice to designate an Accelerated Repurchase Date may state that such notice is conditioned upon the effectiveness of credit facilities or other financing arrangements and, if such conditions are not met, such notice may be revoked by Seller upon further notice to Buyer prior to the Accelerated Repurchase Date. On such Accelerated Repurchase Date, Seller’s obligation to repurchase the Purchased Securities at the Repurchase Price therefor shall become immediately due and payable. In addition to the payment of the applicable Repurchase Price on such Accelerated Repurchase Date, Seller shall also pay any accrued but unpaid Price Differential on such Accelerated Repurchase Date. An Accelerated Repurchase Date shall not occur unless payment in cash of the relevant Repurchase Price and any such Price Differential is tendered to Buyer or the account designated by Buyer on or prior to the date specified as the Accelerated Repurchase Date.

(ii) Upon the designation of an Accelerated Repurchase Date on any date that is not a scheduled Price Differential Payment Date, an amount will be payable equal to the Breakage Amount (as defined below) in respect of this Agreement. If the Breakage Amount is a positive number, Seller will pay such amount to Buyer; if the Breakage Amount is a negative number, Buyer will pay the absolute value of that amount to Seller. For purposes of this Acceleration of Repurchase Date provision, “Breakage Amount” means an amount that Buyer reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) as a result of the occurrence of such Accelerated Repurchase Date prior to the next scheduled Price Differential Payment Date, including any such loss or expense sustained by Buyer in connection with the liquidation or reemployment of funds obtained by it to maintain the Transaction, as well as any customary administrative fees (in an amount not to exceed $1,000) charged by Buyer in connection with the foregoing.

(iii) For purposes of calculating the Breakage Amount, Buyer shall be deemed to have funded the Transaction at the LIBOR rate applicable with respect to the Stated Price Differential Period during which the Accelerated Repurchase Date occurred by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not the Transaction was in fact so funded.

Exhibit I – Form of Confirmation

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us to the attention of Pamela Greer-Tillman at facsimile (888) 969-2786.

Yours sincerely,

BANK OF AMERICA, N.A.

By:

Name:

Title:

Confirmed as of the date first above written:

INTEGRATED DEVICE TECHNOLOGY, INC.

By:

Name:

Title:

Exhibit II – Form of Transaction Request

Date:             ,

To:	Bank of America, N.A.

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase Agreement, dated as of June 13, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between Integrated Device Technology Inc. (the “Seller”) and Bank of America, N.A. (the “Buyer”).

The undersigned hereby requests that the Buyer purchase [    ] on [    ], a Business Day. The Seller hereby represents and warrants that (A) the conditions precedent specified in clauses (i), (ii), (v), (vi) and, solely with respect to actions of Seller and its affiliates, (vii) of Section 3(c) of the Agreement are satisfied as of the date of this Transaction Request, and shall be satisfied on and as of the Purchase Date; and (B) the assumptions set forth in the non-consolidation opinion of Latham & Watkins LLP remain true and correct with respect to the applicable Transaction as of the date of this Transaction Request, and shall remain true and correct with respect to the applicable Transaction, on and as of the Purchase Date.

Integrated Device Technology, Inc.

By:
Name:

Title:

Exhibit III – Memorandum and Articles

The Companies Law (2010 Revision)

Company Limited by Shares

AMENDED AND RESTATED

MEMORANDUM & ARTICLES

OF

ASSOCIATION

OF

IDTI (CAYMAN) LIMITED

(As amended and restated pursuant to a special resolution

Dated 10 June 2011)

The Companies Law (2010 Revision)

Company Limited by Shares

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

IDTI (CAYMAN) LIMITED

(As amended and restated pursuant to a special resolution dated 10 June 2011)

1	The name of the Company is IDTI (Cayman) Limited.

2	The Registered Office of the Company will be situated at the offices of c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9005, Cayman Islands or at such other location as the Directors may from time to time determine.

3	The objects for which the Company is established are restricted as follows:

3.1	The Company shall not without a unanimous vote of the members of the Board of Directors entitled to vote and the Company’s Shareholders:

(a)	hold or invest in assets,

(b)	issue any equity securities,

(c)	issue or incur any Indebtedness,

(d)	have any employees,

(e)	create, incur or suffer to exist any Liens of any kind on the Permitted Investments (other than Liens for taxes, assessments and governmental charges or levies not yet delinquent or being contested in good faith and by appropriate proceedings and as to which adequate reserves are being maintained in accordance with generally accepted accounting principles, or

(f)	take any other action;

other than (i) investing in, purchasing, owning, holding or disposing of, in each case, pursuant to the terms of the Investment Management Agreement, the Permitted Investments, (ii) issuing Class A Preferred Shares on 10 June 2011 (as the same may, along with the rights, preferences, terms, voting rights and par value or Liquidation Preference with respect thereto, be amended, amended and restated, modified or varied from time to time) and issuing Shares, (iii) investing in, holding or disposing of Free Cash and owning and maintaining the Free Cash Account, (iv) subject to the right of the holders of Class A Preferred Shares to receive payments of Stated Dividends, Class A Amount, Additional Liquidation Amount and Additional Participation Amount, as each such term is defined in the Certificate of Designations of Preferences, Limitations and Relative Rights of Class A Preferred Shares and pursuant to the terms thereof, investing in, purchasing, owning, holding or disposing of any Newco Sub Interests (provided that any such investments or purchases may be made solely with Free Cash), (v) investing in, purchasing, owning, or holding the Newco Sub Note, and (vi) engaging in any other lawful acts or activities and exercising any power permitted to the Company under applicable law and the Certificate of Designations of Preferences, Limitations and Relative Rights of Class A Preferred Shares, so long as the same are incidental to, or connected with, any of the actions permitted under subclause (i), (ii), (iii), (iv) or (v) or are necessary, suitable or convenient to accomplish any such actions under such subclauses.

4	Except as prohibited or limited by the Companies Law (2010 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary, suitable or convenient for the attainment of its objects set out in Clause 3, or with the unanimous prior consent of the Shareholders entitled to vote at a general meeting of the Company, for any other object not prohibited by any law as provided by Section 7(4) of the Companies Law (2010 Revision), and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, provided that the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of The Companies Law (2010 Revision).

6	Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2009 Revision), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2008 Revision), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2003 Revision).

7	The Company will not trade in the Cayman Islands with any Person except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

8	The liability of the members is limited to the amount, if any, unpaid on the Shares respectively held by them.

9	The capital of the Company is US$1,143.10 divided into (a) 100,000 Common Shares of a nominal or par value of US$0.01 each, and (b) 1,431 Preferred Shares of a nominal or par value of US$0.10 each; provided always that subject to the provisions of The Companies Law (2010 Revision) and the Articles of Association the Company shall have power to redeem or purchase any of its Shares and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of Shares whether stated to be Ordinary, Preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

2

10	Capitalised terms used, but not defined, in this Memorandum of Association shall have the meanings assigned thereto in the Articles of Association of the Company

3

THE COMPANIES LAW (2010 REVISION)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

IDTI (CAYMAN) LIMITED

(As amended and restated pursuant to a special resolution Dated 10 June 2011 2010)

1	Interpretation

1.1	In these Articles, Table A in the First Schedule to the Companies Law does not apply and unless there is something in the subject or context inconsistent therewith:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (other than as a result of, or by virtue of, the effect of Weighted Voting Provisions or Weighted Directors Voting Provisions, in the case of the Company), whether through the ownership of voting securities, by agreement or otherwise;

“Alternate Director” has the meaning given to such term in Article 18;

“Business Day” means a day other than (i) a Saturday or Sunday; or (ii) a day on which banks in New York, New York or the Cayman Islands are authorized or required by law or executive order to, or customarily, remain closed;

“Buyer” has the meaning specified in the Repo Agreement (including each Repo Agreement that may result from the partial assignment or novation of a predecessor Repo Agreement);

“Newco Custody Agreement” means that certain Global Custody Agreement (Cash Investments), to be dated on or about 13 June 2011, between the Company and the Custodian;

“Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares” means the Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares, as adopted pursuant to Article 3.4 (below) and the written resolutions of the Board of Directors dated 10 June 2011;

“Class” or “class” means any Class of Shares in the capital of the Company and, for the avoidance of doubt, includes each separate Class of Preferred Shares designated by or pursuant to Issuing Resolutions from time to time;

“Class A Preferred Shares” means any Shares in the capital of the Company designated as Class A Preferred Shares, having the entitlements attached thereto as provided in the Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares;

“Class A Preferred Shares Transfer Payment” means, at the time of any transfer of the Class A Preferred Shares, an amount equal to the product of (a) the aggregate Liquidation Preference of the Class A Preferred Shares to be so transferred and (b) the Statutory Rate;

“Class Meeting” has the meaning given to such term in Article 35;

4

“Common Share” means a Share in the capital of the Company, including a fraction of any such Share, having the rights and entitlements attached thereto as provided in these Articles;

“Common Share Directors” has the meaning given to such term in Article 17.3(a);

“Companies Law” means the Companies Law (2010 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof and any reference to a provision thereof shall be a reference to that provision of the Companies Law as amended by any law for the time being in force;

“Custodian” means The Bank of New York Trust Company (Cayman) Limited or its successors or replacements for the time being;

“Depositary Receipts” means those certain interests issued by Stichting Voting Trust IDTI S.a.r.l. representing the economic interests in IDTI (Cayman) Subsidiary Limited.

“Directors” and “Board of Directors” means the Directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof and, for the avoidance of doubt, includes any Common Share Director, Independent Director and Preferred Share Director;

“Gross Negligence” means in relation to a person means a standard of conduct beyond negligence whereby that person acts with reckless disregard for the consequences of a breach of a duty of care owed to another.

“Indemnity Documents” means:

(a)	the Indemnity Agreement and Guarantee, to be dated on or about 13 June 2011, pursuant to which IDTI will provide certain indemnities relating to, inter alia, the Newco Custody Agreement;

(b)	the indemnity agreement pursuant to which IDTI will provide certain indemnities with respect to certain directors of the Company;

(c)	any agreement or other arrangement pursuant to which IDTI agrees to pay or pays legal fees, accounting fees and other out-of-pocket costs and expenses incurred in connection with the closing of the Repo Agreement (and all other agreements executed and delivered in connection therewith) and the consummation of the transactions contemplated thereunder); and

(d)	each investment management agreement, to be dated on or about 13 June 2011, among the Company, IDTI and the Investment Manager, pursuant to which IDTI will provide certain indemnities relating to the actions of the Investment Manager thereunder;

“Independent Director” has the meaning given to such term in Article 17.3(b);

“IDTI Agreement” means an agreement, as may be amended from time to time, to be entered into pursuant to which certain of the IDTI Parties (other than the Company and Newco Sub) make various undertakings and give certain covenants in favour of the Buyer;

“IDTI Guaranty” means that certain Guaranty of IDTI to be dated on or about 13 June 2011, in favour of the Buyer;

“IDTI Parties” means, collectively, (a) Integrated Device Technology, Inc., a Delaware Corporation (“IDTI”), (c) IDTI (Cayman) Subsidiary Limited, a company organised under the laws of the Cayman Islands (“Newco Sub”), and (d) the Company (each being, an “IDTI Party”);

5

“Investment Manager” means Sterling Capital Management LLC or its qualifying successors or replacements from time to time;

“Issuing Resolutions” means duly passed resolutions of the board of directors of the Company pursuant to which the Company resolves to designate a Class of Preferred Shares and/or issue the same, such resolutions setting out the terms applicable and the rights attaching to such Preferred Shares (to the extent not set out in these Articles), and includes without limitation the Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares;

“Liquidation Preference” has the meaning given in the Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares;

“Majority” means 51% or higher;

“Memorandum of Association” means the Memorandum of Association of the Company, as amended and re-stated from time to time;

“Operative Documents” means the IDTI Agreement and the Indemnity Documents;

“Ordinary Resolution” means a resolution:

(a)	passed by a simple Majority of such Shareholders as, being entitled (pursuant to these Articles or any relevant Issuing Resolution) to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and regard shall be had in computing a Majority to the voting power which each Shareholder is entitled to exercise in accordance with any Weighted Voting Provision attaching to the Shares registered in the name of such Shareholder; or

(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“paid up” means paid up as to the par value and any premium payable in respect of the issue of any Shares and includes credited as paid up;

“Permitted Equity Interest” means any equity interest in an entity permitted to be subscribed or otherwise acquired or by the Company pursuant to any Issuing Resolution;

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, limited liability company or government or other entity;

“Preferred Share” means any Share in the capital of the Company, including a fraction of any such Share, having the rights and entitlements attached thereto as provided in these Articles and any related Issuing Resolutions (including without limitation the Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares);

“Preferred Share Director” has the meaning given to such term in Article 17.3(c);

“Register of Members” means the register to be kept by the Company in accordance with Section 40 of the Companies Law;

“Repo Agreement” means that certain Master Repurchase Agreement (including Annex I thereto), to be dated on or about 13 June 2011, and each confirmation related thereto, in each case, between IDTI and Bank of America, N.A., as any of the foregoing may be assigned, in whole or in part, amended or otherwise modified from time to time, in each case in accordance with their terms.

6

“Repo Documents” means the Repo Agreement as amended, restated and modified from time to time and including any documents replacing the foregoing;

“Required Majority” means, in relation to the holders of Common Shares voting separately as a Class, a Majority and means, in relation to any Class of Preferred Shares voting separately as a Class, a Majority;

“Seal” means the Common Seal of the Company (if adopted) including any facsimile thereof;

“Share” means any Share in the capital of the Company, including a fraction of any Share;

“Shareholder” means a Person whose name is entered in the Register of Members and includes each subscriber to the Memorandum of Association pending the issue to him of the subscriber Share or Shares;

“signed” includes a signature or representation of a signature affixed by mechanical means;

“Special Resolution” means a resolution passed in accordance with Section 60 of the Companies Law, being a resolution:

(a)

passed by a majority of not less than 66 2/3% of such Shareholders as, being entitled (pursuant to these Articles or any relevant Issuing Resolution) to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and regard shall be had in computing such majority to the voting power which each Shareholder is entitled to exercise in accordance with any Weighted Voting Provision attaching to the Shares registered in the name of such Shareholder; or

(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed;

“Stated Dividends” has the meaning given to such term in the Certificate of Designations of Preferences, Limitations and Relative Rights of Class A Preferred Shares;

“Statutory Rate” means, on any date, the greater of the highest marginal United States Federal Income Tax Rate and the highest marginal California State Franchise Tax Rate, in each case applicable to a U.S. domestic corporation conducting business in California;

“U.S.” means the United States of America and its territories;

“Weighted Directors Voting Provision” means any provision (whether set out herein or in any Issuing Resolutions) pursuant to which the voting power that any Director is entitled to exercise is increased or decreased, as the case may be, or any grant to a Director or group of Directors of veto rights;

“Weighted Voting Provision” means any provision (whether set out herein or in any Issuing Resolutions) pursuant to which the voting power that any Shareholder is entitled to exercise with respect to any Shares registered in the name of the Shareholder is increased or decreased, as the case may be.

1.2	Capitalised terms used, but not defined, in these Articles shall have the meanings assigned thereto in the Certificate of Designations of Preferences, Limitations and Relative Rights of Class A Preferred Shares. In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

7

(b)	words importing the masculine gender only shall include the feminine gender;

(c)	“may” shall be construed as permissive and “shall” shall be construed as imperative;

(d)	references to a “dollar” or “dollars” or “$” is a reference to dollars of the United States; and

(e)	references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	references to any document (which shall include any deed, agreement, negotiable instrument, certificate, notice or other document of any kind) shall include and be construed as a reference to such document as modified, amended, restated, supplemented and/or novated from time to time, in each case in accordance with the terms thereof, and each document which replaces such document from time to time; and

(g)	references to the exercise by a Shareholder or Director of “voting power”, or words to that effect, shall be construed as a reference to the percentage of the votes permitted to be cast by such Person in respect of any particular Class of Shares as a percentage of the aggregate number of votes permitted to be cast by Persons entitled to attend and vote at the relevant meeting of Shareholders or Directors, as the case may be. Where there is more than one Shareholder holding Shares of a Class of Shares which is subject to a Weighted Voting Provision, then the voting power entitled to be exercised in respect of that Class of Shares shall be divided amongst the Shareholders of that Class pro-rata in accordance with their respective holdings of Shares of the particular Class of Shares.

1.3	Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

2	Preliminary

2.1	The business of the Company may be commenced as soon after incorporation as the Directors see fit, notwithstanding that part only of the Shares may have been allotted or issued.

2.2	The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. Subject to the provisions of Article 19, the Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

3	Shares

3.1	Subject as otherwise provided in these Articles:

(a)	all Shares in the capital of the Company for the time being and from time to time unissued shall be under the control of the Directors, and may be re-designated, allotted or disposed of in such manner, to such Persons and on such terms as the Directors in their absolute discretion may think fit;

(b)	Preferred Shares may be issued in one or more Classes and shall have such rights and entitlements as are set out in the Issuing Resolutions and these Articles, and

8

(c)	Shares (whether Common Shares or Preferred Shares) shall only be issued as fully paid.

3.2	The authorised Share capital of the Company is US$1,143.10 divided into (a) 100,000 Common Shares of a nominal or par value of US$0.01 each, and (b) 1,431 Preferred Shares of a nominal or par value of US$ 0.10 each.

3.3	The rights and restrictions attaching to the Common Shares are as follows:

(a)	Dividends

Holders of Common Shares shall be entitled to be paid dividends of the Company out of amounts lawfully available for distribution; provided that, to the extent that there are any Preferred Shares issued and outstanding at any time, the entitlement of the Holders of the Common Shares to be paid dividends shall be subject to the provisions applicable to any such Preferred Shares with respect to the payment of dividends and the ranking of such Preferred Shares with respect to payment of dividends to the holders of the Common Shares.

(b)	Voting

Holders of Common Shares shall be entitled to receive notice of, attend, speak and vote at general meetings of the Company and shall be entitled to one vote in respect of each Common Share held, subject always to any applicable Weighted Voting Provisions in force at the time of any such general meeting.

(c)	Return of Capital on Liquidation

On a return of capital on liquidation or winding up of the Company the holders of Common Shares shall be entitled to return of capital in accordance with Article 30.

3.4	The Board of Directors shall have power and authority without any further vote or action by the Shareholders of the Company (other than the consent of all the outstanding Class A Preferred Shares), but subject always to the provisions of the Memorandum of Association, these Articles and applicable law, to create one or more Classes of Preferred Shares and, with respect to each such Class, to fix the rights and restrictions attaching to such Class of Preferred Shares in any Issuing Resolutions relating thereto. Any such Issuing Resolutions shall set out:

(a)	the number of Preferred Shares to constitute such Class and the distinctive designation thereof;

(b)	the dividend rate and preferences, if any, with respect to the Preferred Shares of such Class, the dividend payment dates, the periods in respect of which dividends are payable, whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate and whether such dividends may be payable in cash or in kind;

(c)	whether the Preferred Shares of such Class shall be convertible into, or exchangeable for, Shares of any other Class or Classes and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

9

(d)	the preferences, if any, and the amounts thereof, that the Preferred Shares of such Class shall be entitled to receive upon the winding up, liquidation or dissolution of the Company;

(e)	the voting power, if any, of the Preferred Shares of such Class;

(f)	redemption or repurchase terms, transfer restrictions and rights of first refusal with respect to the Preferred Shares of such Class;

(g)	the rights of Shareholders in respect of the appointment and removal of Directors, and any provisions regarding the proceedings of Directors; and

(h)	such other terms, conditions, special rights and provisions as the Board of Directors may, in its discretion, consider to be advisable.

Notwithstanding the fixing of the number of Preferred Shares constituting a particular Class upon the issuance thereof, the Board of Directors at any time thereafter (with the consent of all the outstanding Class A Preferred Shares) may authorize the issuance of additional Preferred Shares of the same Class and having the same rights, subject always to the Companies Law, the Memorandum of Association and any specific restrictions or requirements set out in the Issuing Resolutions related to such Class of Preferred Shares or any other Class of Preferred Shares.

3.5	The Company may, insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful.

4	Variation of Rights attaching To Shares

4.1	Subject to the provisions of these Articles and the relevant Issuing Resolutions, if at any time the Share capital is divided into different Classes of Shares, the rights attaching to any Class (unless otherwise provided by the terms of issue of the Shares of that Class) may only be varied or abrogated with the consent in writing of the holders of the Required Majority of the issued Shares of that Class, or with the sanction of a resolution passed by at least the Required Majority of the holders of Shares of the Class present in person or by proxy at a separate meeting of the holders of the Shares of the Class. To every such separate meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply.

4.2	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied or abrogated by the creation or issue of further Shares ranking pari passu therewith or the redemption or purchase of Shares of any Class by the Company.

5	Certificates

5.1	Every Person whose name is entered as a member in the Register of Members shall, without payment, be entitled to one or more certificates in the form determined by the Directors. Such certificate may be under the Seal. All certificates shall:

10

(a)	specify the number and type of Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all;

(b)	contain the following statement: “Transfers of any Shares the subject of this certificate are subject to the restrictions set out in the Articles of Association of the Company and the IDTI Agreement (as defined in the Articles).”

5.2	A Member shall be entitled to exchange certificates evidencing Shares held by it for a different number of certificates, as specified by the Member, representing in the aggregate the same number of Shares. If a Share certificate is defaced, lost or destroyed it may be renewed on such terms, if any, as to evidence and indemnity as the Directors think fit.

6	Fractional Shares

The Directors may issue fractions of a Share of any Class of Shares, and, if so issued, a fraction of a Share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole Share of the same Class of Shares. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder, then such fractions shall be accumulated.

7	Transfer of Shares

7.1	The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if so required by the Directors, shall also be executed on behalf of the transferee, shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.

7.2	The Directors may in their absolute discretion decline to register any transfer of Common Shares.

7.3	The Directors shall not register any transfer of Class A Preferred Shares (other than (x) a transfer as a result of a purchase of Class A Preferred Shares by the Buyer or any repurchase of such Shares from the Buyer by any Affiliate of the Company, in each case, pursuant to the terms of the Repo Agreement or (y) a transfer by Buyer to any Affiliate of the Buyer, and the Directors shall be obliged to register any such transfers) unless the transferee thereof has certified in writing, and has provided other evidence reasonably required by the Directors to the effect, that either:

(a)	the proposed transfer does not violate any undertaking or covenant of IDTI contained in the IDTI Agreement and the proposed transferee or the transferor has settled or paid in full in dollars to IDTI or its designee:

(i)	all and any taxes, levies, imposts, duties, charges and fees, and any interest or penalties, in respect of the foregoing, in each case incurred by the Company or any of its Affiliates in connection with such disposition or transfer; and

11

(ii)	the Class A Preferred Shares Transfer Payment; or

(b)	if the Repo Agreement is then in effect, such transfer of Class A Preferred Shares is being effected in connection with the assignment and transfer by the Buyer of its right, title and interest in and its obligations under the Repo Documents (insofar as these are applicable to the Class A Preferred Shares proposed to be transferred) to the proposed transferee of the Class A Preferred Shares. Any written certification as to compliance with this paragraph (b) shall be accompanied by an opinion of counsel to the transferee in a form and substance satisfactory to the Board of Directors, that the Repo Documents (or the relevant portion thereof, as the case may be) are enforceable against the transferee.

If the Directors refuse to register a transfer of any Shares, they shall within 5 days after the date on which the transfer was lodged with the Company send to the transferor and the transferee notice of the refusal.

7.4	The registration of transfers may be suspended at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

7.5	All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

8	Transmission of Shares

8.1	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

8.2	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

8.3	A Person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

9	Alteration of Capital

9.1	The Company may from time to time by Ordinary Resolution and subject to the provisions of any Issuing Resolutions increase the Share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

12

9.2	The Company may by Ordinary Resolution and subject to the provisions of any Issuing Resolutions:

(a)	consolidate and divide all or any of its Share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)	subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived;

(d)	cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its Share capital by the amount of the Shares so cancelled.

9.3	The Company may by Special Resolution reduce its Share capital and any capital redemption reserve in any manner authorised by law.

10	Redemption and Purchase of Own Shares

10.1	Subject to the provisions of the Companies Law and the provisions of any Issuing Resolutions, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may, before the issue of such Shares, determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors, with the approval of the holders of all the outstanding Class A Preferred Shares, may determine and agree with the Shareholder; and

(c)	make a payment in respect of the redemption or purchase of its own Shares otherwise than out of profits or the proceeds of a fresh issue of Shares.

10.2	Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date of redemption of such Share.

10.3	The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share.

10.4	The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

11	Closing Register of Shareholders or Fixing Record Date

11.1

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a

13

determination as to who is a Shareholder for any other purpose, the Directors may, subject in respect of any specific Class to the provisions of the relevant Issuing Resolutions, provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case 15 days. If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the register shall be so closed for at least 7 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

11.2	In lieu of or apart from closing the Register of Members, the Directors may, subject in respect of any specific Class to the provisions of the relevant Issuing Resolutions, fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

11.3	If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

12	General Meetings

12.1	The Directors may, whenever they think fit, convene a general meeting of the Company.

12.2	General meetings shall also be convened on the written requisition of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company and who hold Shares which entitle such Shareholder or Shareholders to exercise not less than 10 per cent of the aggregate voting power in respect of such general meeting deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 2 Business Days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 4 Business Days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

12.3	If at any time there are no Directors, any Shareholder entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

13	Notice of General Meetings

13.1

At least seven days’ notice counting from the date service is deemed to take place as provided in these Articles specifying the place (always subject to Article 19), the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter provided to such Persons as are, under these

14

Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat.

13.2	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

14	Proceedings at General Meetings

14.1	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and any report of the Directors or of the Company’s auditors, the appointment and removal of Directors and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

14.2	No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles or any Issuing Resolution, one or more Shareholders holding Shares which entitle such Shareholder or Shareholders to exercise at least a Majority of the aggregate voting power in respect of such general meeting, present in person or by proxy, shall be a quorum; provided that in connection with (a) any meeting to consider a proposed alteration or amendment to Clause 3 of the Memorandum of Association (a “Clause 3 Meeting”), the quorum requirements for any such meeting (or any adjournment thereof) are that all of the Shareholders of the Company shall be present in person or by proxy, and (b) any meeting to consider passing a resolution in connection with any Bankruptcy Action, the quorum requirements for any such meeting (or any adjournment thereof) are that the holders of at least a Majority of the Common Shares and the holders of all of the Preferred Shares are present.

14.3	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting (except in relation to any adjournment or subsequent of a Clause 3 meeting, in respect of which the quorum provision of Article 14.2 shall always apply) the Shareholder or Shareholders present and entitled to vote shall be a quorum.

14.4	If the Directors wish to make this facility available to Shareholders for a specific or all general meetings of the Company, a Shareholder may participate in any general meeting of the Company, by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

14.5	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

14.6	If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Shareholders present shall choose one of their number to be chairman of that meeting.

15

14.7	The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

14.8	At any general meeting of the Company, all matters put to the vote of the meeting shall be decided by a poll. The result of the poll in respect of a resolution proposed at a general meeting of the Company shall be deemed to be the resolution of the general meeting.

15	Votes of Shareholders

15.1	Subject to any rights and restrictions for the time being attached to any Class or Classes of Shares or any applicable Weighted Voting Provisions (including, without limitation, the provisions of Article 1.2(g) hereof), every Shareholder present in person and every Person representing a Shareholder by proxy shall at a general meeting of the Company shall be entitled to exercise the voting power conferred upon such Shareholder by the Shares held by him provided that, for the avoidance of doubt, any Shareholder holding more than one Share shall be entitled to cast split votes in respect of his Shares both in favour of and against any proposed resolution, in such proportion as he may determine. If there are any rights and restrictions for the time being attached to any Class or Classes of Shares or any applicable Weighted Voting Provisions then in effect, then such rights, restrictions or Weighted Voting Provisions shall be applied and given effect to on any vote.

15.2	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

15.3	A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote by proxy.

15.4	No Shareholder shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

15.5	On a poll votes may be given either personally or by proxy.

15.6	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

15.7	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

15.8	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

16

15.9	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

16	Corporations Acting By Representatives at Meetings

16.1	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any Class of Shareholders or of the Board of Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

17	Directors

17.1	The name of the first Director(s) shall either be determined in writing by a Majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

17.2	Subject to the provisions of these Articles and any relevant Issuing Resolutions, a Director shall hold office until such time as he is removed from office by the Company by Ordinary Resolution provided that, in the case of the Common Share Directors, Independent Director and Preferred Share Directors respectively, only the relevant Shareholders entitled to appoint such Directors shall be entitled to remove them from office.

17.3	At any time and from time to time, the Company shall have:

(a)	two Directors, who shall be appointed only by the holders of the Majority of the Common Shares from time to time (the “Common Share Directors”);

(b)	such number of additional Directors (each an “Independent Director”) as may be provided for in any Issuing Resolutions relating to any Class or Classes of Preferred Shares in respect of which there are Preferred Shares issued and outstanding, as may meet the requirements necessary to qualify as an “Independent Director” pursuant to the provisions of the relevant Issuing Resolutions and who shall be appointed only by the holders of the Majority of the Common Shares from time to time;

(c)	such number of additional Directors (the “Preferred Share Directors”) as may be provided for in any Issuing Resolutions relating to any Class or Classes of Preferred Shares in respect of which there are Preferred Shares issued and outstanding and who shall be appointed in the manner specified in such Issuing Resolutions.

17.4	The remuneration of the Directors may be determined by the Board of Directors or by the Company by Ordinary Resolution.

17.5	There shall be no Shareholding qualification for Directors unless, with respect to the Common Share Directors only, determined otherwise by the Company by Ordinary Resolution.

17.6	The Directors shall have power at any time and from time to time to appoint a Person as Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number applicable from time to time in accordance with Article 17 and any relevant Issuing Resolutions.

17

18	Alternate Director

18.1	Subject to the provisions of Article 18.3, any Director may in writing appoint another Person (an “Alternate Director”) to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the Person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

18.2	Subject to the provisions of Article 18.3, any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

18.3	No Independent Director shall be entitled to appoint another Person to be his alternate pursuant to the provisions of Article 18.1 or proxy pursuant to Article 18.2, if such Person fails to meet the requirements necessary to qualify as an “Independent Director” pursuant to the provisions of the Issuing Resolutions pursuant to which the Independent Director was appointed.

19	Powers and Duties of Directors

19.1	Subject to the provisions of the Companies Law, these Articles, any Issuing Resolution and any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. PROVIDED THAT the Directors shall not at any time (a) unless unanimously approved by all members of the Board of Directors, and (b) without the prior approval of the holders of all the outstanding Shares, cause or permit the Company to:

(a)	establish any physical presence or branch office or acquire or rent office space in the United States or any other jurisdiction (other than the Cayman Islands);

(b)	appoint a representative or agent in the United States or any other jurisdiction outside of the Cayman Islands with unlimited authority to conduct the business of the Company or to sign contracts for and on behalf of the Company in any such jurisdiction;

(c)	become a plaintiff, or counterclaim, in any suit, action or proceedings outside the Cayman Islands or, with respect to the Depositary Receipts, the Netherlands, except in a special proceeding for purposes of disclaiming the jurisdiction of the relevant court or tribunal;

18

(d)	voluntarily appear before a court in any suit, action or proceedings outside the Cayman Islands or, with respect to the Depositary Receipts, the Netherlands, except in a special proceeding for purposes of disclaiming the jurisdiction of the relevant court or tribunal;

(e)	expressly agree to submit to the jurisdiction of any court outside of the Cayman Islands or, with respect to the Depositary Receipts, the Netherlands;

(f)	hold Board or shareholder meetings in or from within any jurisdiction other than the Cayman Islands or Bermuda or such other jurisdiction (other than the United States) as should not, in the opinion of counsel, result in the Company being determined to have a place of business for any purposes in such other jurisdiction; or

(g)	maintain any property or assets of the Company in the United States or maintain any material amount of property or assets of the Company in any other jurisdiction (other than the Cayman Islands and, with respect to the Depositary Receipts, the Netherlands).

19.2	No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

19.3	Subject to the restrictions set forth in any relevant Issuing Resolution, the Memorandum and Article 19, the Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

19.4	Subject to the restrictions set forth in any relevant Issuing Resolution, the Memorandum and Article 19, the Directors may appoint a Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

19.5	Subject to the restrictions set forth in any relevant Issuing Resolution, the Memorandum and Article 19, the Directors may, delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

19.6

Subject to the restrictions set forth in any relevant Issuing Resolution, the Memorandum and Article 19, the Directors may, from time to time and at any time by power of attorney appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with

19

such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

19.7	Subject to the restrictions set forth in any relevant Issuing Resolution, the Memorandum and Article 19 the Directors may, from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

19.8	Subject to the restrictions set forth in any relevant Issuing Resolution, the Memorandum and Article 19 the Directors from time to time, establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Persons.

19.9	The Directors from time to time and at any time may, subject always to Article 19, delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

19.10	Any such delegates as aforesaid may, subject always to Article 19, be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretion for the time being vested in them.

20	Borrowing Powers of Directors

The Directors may not exercise any powers of the Company to borrow money and to mortgage or charge its undertaking and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party unless permitted by the terms of any Issuing Resolutions or consented to by all the outstanding Class A Preferred Shares.

21	Disqualification of Directors

The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	if a Common Share Director, such Common Share Director is removed from office by a resolution of the holders of the Majority of the Common Shares; or

20

(e)	if the Independent Director, such Independent Director fails to meet the requirements necessary to qualify as an “Independent Director” pursuant to the provisions of the relevant Issuing Resolutions or is removed in accordance with the provisions set out in the related Issuing Resolutions (which removal, if so provided in the Issuing Resolutions, may be automatic in specified circumstances);

(f)	if a Preferred Share Director, such Preferred Share Director is removed in accordance with the provisions set out in the related Issuing Resolutions (which removal, if so provided in the Issuing Resolutions, may be automatic in specified circumstances).

22	Proceedings of Directors

22.1	The Directors may, subject always to Article 19, meet together for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of the voting power entitled to be exercised in respect of the relevant meeting, and, pursuant to the terms set out in any Issuing Resolution, the relevant matters, subject to any Weighted Directors Voting Provision. A Director may, and a Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

22.2	A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting; provided that such participation would not result in the Company’s being determined to be holding such meeting in any jurisdiction other than (i) the Cayman Islands, (ii) Bermuda or (iii) such other jurisdiction (other than the United States) where the consequence of the determination with respect to the location of such meeting would not be that the Company is determined to have a place of business for any purposes therein or to be engaged in the conduct of a trade or business in such jurisdiction.

22.3	Subject to any further requirements set forth in any relevant Issuing Resolution, the quorum necessary for the transaction of the business of the Directors shall be the Directors that would be permitted to exercise a Majority of the voting power of the Board of Directors (accounting for any Weighted Director’s Voting Provision), PROVIDED THAT in relation to any resolution of the Board of Directors where the vote of the Independent Director is required by the these Articles or any Issuing Resolution for the passing of any proposed resolution, the quorum necessary for the transaction of such business shall include in addition the Independent Director. A Director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

22.4	Provided a quorum is present pursuant to the provisions of Article 22.3:

(a)	Any Common Share Director(s) present in person or represented by proxy or by an Alternate Director shall be entitled to exercise alone or, as the case may be, together with any other Common Share Director so present or represented, all of the voting power reserved to the Common Share Directors as though each of the Common Share Directors was present in person or represented by proxy or by an Alternate Director; and

21

(b)	Any Preferred Share Director(s) present in person or represented by proxy or by an Alternate Director shall be entitled to exercise alone or, as the case may be, together with any other Preferred Share Director so present or represented, all of the voting power reserved to the Preferred Share Directors as though each of the Preferred Share Directors was present in person or represented by proxy or by an Alternate Director.

22.5	Subject to any restrictions set out in any Issuing Resolution pursuant to which he was appointed (if any), a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Board of Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

22.6	Subject to any restrictions set out in any Issuing Resolution pursuant to which he was appointed (if any), a Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

22.7	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

22.8	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

22.9	When the chairman of a meeting of the Directors signs the minutes of such meeting those minutes shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

22

22.10	Subject to any restrictions set out in any Issuing Resolution, a resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

22.11	The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles, or the terms set out in any relevant Issuing Resolution, as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

22.12	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

22.13	A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

22.14	A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a Majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

22.15	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, be as valid as if every such Person had been duly appointed as a Director.

23	Dividends

23.1	Subject to any rights and restrictions for the time being attached to any Class or Classes of Shares (including without limitation as specified in any Issuing Resolutions), the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

23.2	Subject to any rights and restrictions for the time being attached to any Class or Classes of Shares (including without limitation as specified in any Issuing Resolutions), the Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares) as the Directors may from time to time think fit.

23

23.3	Any dividend may be paid by wire transfer to such account of a Shareholder as may be notified to the Company by such Shareholder from time to time.

23.4	The Directors when paying dividends to the Shareholders in accordance with the provisions of these Articles may make such payment either in cash or in specie.

23.5	Subject to any rights and restrictions for the time being attached to any Class or Classes of Shares, all dividends shall be declared and paid according to the amounts paid on the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

23.6	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

23.7	Subject to any provision to the contrary in any Issuing Resolutions, no dividend shall bear interest against the Company.

23.8	No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account and unless declared by the Directors.

24	Accounts and Audit

24.1	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

24.2	The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

24.3	Any Shareholder shall be entitled to inspect, and shall following any reasonable request to do so be promptly provided with, the accounts, books and records of the Company.

24.4	The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year-end as may be determined from time to time by the Company by Ordinary Resolution or, failing any such determination, by the Directors and, failing any such determination as aforesaid, shall not be audited.

25	Capitalisation of Profits

25.1	Subject to the Companies Law, the Directors may, with the authority of an Ordinary Resolution:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

24

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

26	Share Premium Account

26.1	The Directors shall in accordance with Section 34 of the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share. Amounts standing to the credit of the Share premium account shall not be applied otherwise than in accordance with the Companies Law and amounts credited to the Share premium account and which are referable to the Class A Preferred Shares shall not be applied other than for making a distribution to Class A Preferred Shareholders.

26.2	There shall be debited to any Share premium account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Law, out of capital.

27	Notices

27.1	Any notice or document may be served by the Company or by any Shareholder or any other Person entitled to give notice to any Shareholder or the Company, as the case may be, either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to:

(a)	in respect of a Shareholder, his address as appearing in the Register of Members; and

25

(b)	in respect of the Company, to:

Facsimile:

Attention:

with a copy which, alone, shall not be deemed notice to:

Facsimile:

Attention:

In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

27.2	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

27.3	Subject to any further requirements for the time being attached to any Class or Classes of Shares (including without limitation as specified in any Issuing Resolutions), any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted, or, (b) facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient or (c) recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

27.4	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

27.5	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

26

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

27.6	No other Person shall be entitled to receive notices of general meetings.

28	Indemnity

28.1	Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful default or Gross Negligence. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful default or Gross Negligence of such Indemnified Person. No person shall be found to have committed actual fraud, wilful default or Gross Negligence under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

28.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

28.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

28.4	Pursuant to the foregoing provisions, the Company may enter into a service or other agreement with any Director (or any entity providing one or more persons to the Company to act as Directors) upon such terms and conditions (including as to indemnification and exculpation) as the Directors shall, in their absolute discretion, determine. Any such indemnification and exculpation provisions may be specified to a standard equal to or more favourable (but not less favourable) to the Company than any standard specified in these Articles.

28.5	No such Director, alternate Director, Secretary, Assistant Secretary or other officer of the Company (but not including the Company’s auditors) shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company;

27

(b)	for any loss on account of defect of title to any property of the Company;

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested;

(d)	for any loss incurred through any bank, broker or other similar Person;

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty, fraud, wilful default or negligence.

29	Non-Recognition of Trusts

No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its Shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Shareholder registered in the Register of Members PROVIDED THAT the Company shall recognise any interest of any Person to whom a Shareholder grants a mortgage, charge or other security interest over its Shares in the Company which is notified to the Company in writing by the Shareholder or on the Shareholder’s behalf. For the avoidance of doubt, the Company shall recognize the trustee of any trust as holder of any Shares properly registered in the name of such trustee.

30	Winding Up

30.1	If the Company shall be wound up, the liquidator shall apply the assets of the Company:

(a)	first, in paying the costs and expenses of the winding up, liquidation and dissolution of the Company;

(b)	secondly, in making any payment to the creditors of the Company (if any), in the order of priority provided by law;

(c)	thirdly, in establishing reserves adequate to meet any and all contingent, unliquidated liabilities or obligations of the Company, provided that at the expiration of a period not exceeding three years after the final liquidation distribution, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed in the manner described herein;

(d)	fourthly, in or towards payment to each holder of Preferred Shares pro rata, of the sums to which such holder of Preferred Shares is entitled in accordance with the relevant Issuing Resolutions and taking account of any seniority or subordination as between the various Classes of Preferred Shares;

28

(e)	fifthly, in or towards payment to each holder of Common Shares and Preferred Shares pro rata, of the sums to which such holders of Common Shares and Preferred Shares rank equally and are entitled in accordance with the relevant Issuing Resolutions; and

(f)	thereafter, all of the remaining assets of the Company, to the holders of the Common Shares, such payments being made in proportion to the capital paid up on the Common Shares held by each such Shareholder at the commencement of the winding up.

30.2	Subject always to the provisions of Article 30, if the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Shareholders in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as he deems fair upon any one or more Class or Classes of property, and may determine how such division shall be carried out as between the Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Shareholder shall be compelled to accept any Shares in respect of which there is liability.

31	Amendment of Memorandum and Articles of Association

31.1	Subject to the Companies Law and the rights attaching to the various Classes of Shares (including the terms of any Issuing Resolution), the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

31.2	Subject to the Companies Law and the rights attaching to the various Classes of Shares (including the terms of any Issuing Resolutions), the Company may at any time and from time to time by Special Resolution alter or amend the Memorandum of Association of the Company.

32	Registration By Way of Continuation

Subject to the provisions of Article 19, the Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

33	The Seal

33.1	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an Assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

29

33.2	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an Assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

33.3	Notwithstanding the foregoing, a Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

34	Separateness

34.1	Without prejudice to the generality of the provisions of any Issuer Resolutions, these Articles or the Company’s Memorandum of Association, the Company shall, and the Board shall ensure that the Company does:

(a)	maintain its books and financial records and accounts, including inter-entity transaction accounts, checking and other bank accounts and custodian and other securities safe-keeping accounts, (i) separate and distinct from those of any other Person, and (ii) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of any other Person;

(b)	ensure that any information in respect of the Company included in any public filing intended to provide public disclosure concerning the Company’s business filed by the Company with any governmental authority or regulatory body applicable to it, clearly discloses, amongst other things, the separate existence and identity of the Company from IDTI and its subsidiaries and that the Company has assets and liabilities separate and distinct from the assets and liabilities of any other Person;

(c)	not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other Person;

(d)	conduct the business of the Company in its own name and observe all requisite corporate or other organizational and internal procedures and formalities in the conduct of its business and in the performance of its objects and powers as are required by law or the provisions of any Issuing Resolution, these Articles or the Company’s Memorandum of Association to be observed;

(e)	conduct all transactions between the Company and any other Person in the name of the Company, as an entity separate and distinct from any such other Person;

(f)	conduct all transactions, contracts and dealings between the Company and any other Person, including transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other, in a manner that reflects the separate identity and legal existence of the Company and each such other Person;

30

(g)	except as otherwise specified in the Indemnity Documents, pay its own liabilities and losses from the Company’s own assets lawfully available to it;

(h)	not consensually merge or consolidate with any other Person (other than with an affiliate of the Company solely for accounting and U.S. Federal or other applicable income tax purposes);

(i)	hold all of its assets in the name of the Company;

(j)	not make any inter-entity loans, advances, extensions of credit or contributions of capital to, from or for the benefit of any other Person without proper documentation and accounting in accordance with applicable generally accepted accounting principles and only in accordance with, or as contemplated by, any Issuing Resolutions, these Articles or the Company’s Memorandum of Association and the Operative Documents;

(k)	not hold out its credit as being available to satisfy the obligations of any other Person;

(l)	not hold out the credit of any other Person as being available to satisfy the obligations of the Company, except as contemplated by the Indemnity Documents;

(m)	not guarantee or become obligated for the debts of any other Person;

(n)	not acquire or hold the obligations, securities or other Indebtedness of any other Person, except as contemplated by or permitted under any Issuing Resolution, these Articles, the Company’s Memorandum of Association or the Operative Documents;

(o)	cause its representatives and agents (whether or not they are “loaned” employees of IDTI or any of its subsidiaries) when purporting to act on behalf of the Company, to hold themselves out to third parties as being representatives or agents, as the case may be, of the Company and to the extent any such items are utilised, to utilise business cards, letterhead, purchase orders, invoices and the like of the Company when so acting;

(p)	except as contemplated in the Indemnity Documents, compensate all consultants, independent contractors and agents engaged by the Company from its own funds for services provided to it by such consultants, independent contractors and agents;

(q)	ensure that, to the extent that the Company and any other Person:

(i)	jointly contract or do business with vendors or service providers or share overhead expenses, the costs and expenses incurred in so doing will be fairly and non-arbitrarily allocated between or among such Persons, with the result that each such Person bears its fair share of all such costs and expenses; and

(ii)	contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of the other, then the costs incurred in so doing will be fairly and non-arbitrarily allocated to the Person for whose benefit the goods or services are provided, with the result that each such Person bears its fair share of all such costs;

31

(r)	not pledge its assets for the benefit of any other Person;

(s)	not refer to itself in a manner inconsistent with its status as a legal entity separate and distinct from any other Person;

(t)	use separate stationery, invoices, and cheques bearing its own name to the extent such items are used;

(u)	take all actions that it deems necessary and appropriate to correct any known misunderstanding regarding its separate identity from any other Person;

(v)	not use its separate existence and does not permit that its separate existence be used by any of its Affiliates to abuse its creditors or to perpetrate a fraud, injury or injustice on its creditors;

(w)	ensure that (i) all transactions between the Company and any of its Affiliates are, and shall be, duly authorized and documented, and recorded accurately in the appropriate books and records of such Person and (ii) all such transactions are, and will be, on arms length terms fair to each party, constitute exchanges for fair consideration and for reasonably equivalent value, and are, and will be, made in good faith and without any intent to hinder, delay or defraud the Company’s creditors;

(x)	maintain adequate capital in light of its contemplated business operations;

(y)	ensure that the Company’s assets are now, and are intended to be, sufficient to pay the ongoing business expenses of the Company as they are incurred and to discharge all of its liabilities.

(z)	not take any action, or engage in transactions with any of its Affiliates, unless the boards of managers, managing members, or officers, as appropriate, of such Affiliate and the Company, determine in a reasonable fashion that such actions or transactions are in their respective entities’ best interests it being understood that the Operative Agreements to which the Company is party (and the transactions permitted hereby and thereby and permitted hereunder and thereunder) satisfy the foregoing standard and satisfy the requirements of this clause (aa);

(aa)	not enter into the transactions contemplated by any Issuing Resolutions, these Articles or the Company’s Memorandum of Association or any other Operative Document in contemplation of insolvency or with a design to prefer one or more of its creditors to the exclusion in whole or in part of another of its creditors or with an intent to hinder, delay or defraud any of the Company’s creditors.

35	Class Meetings

35.1	The Directors may, whenever they think fit, convene a meeting of the Shareholders holding a particular Class of Shares.

35.2

Class meetings shall also be convened on the written requisition of any Shareholder or Shareholders who hold Shares which entitle such Shareholder or Shareholders to exercise not less than 10 per cent of the aggregate voting power in respect of such class meeting

32

deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 2 Business Days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 4 Business Days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

35.3	The provisions of these Articles with respect to general meetings of the Shareholders and votes of the Shareholders shall apply to Class meetings, mutatis mutandis.

36	Disclosure

The Preferred Share Directors or the Independent Director shall be entitled to release or disclose any information in their possession regarding the affairs of the Company to the holder of Preferred Shares so long as Preferred Shares are issued and outstanding.

33

Exhibit IV – Certificate of Designations

EXECUTION VERSION

CERTIFICATE OF DESIGNATIONS OF PREFERENCES, LIMITATIONS AND

RELATIVE RIGHTS OF

CLASS A PREFERRED SHARES

OF

IDTI (CAYMAN) LIMITED

Pursuant to Article 9 of the

Articles of Association of the Company and the Written Resolutions

of the Board of Directors

Dated June 10, 2011

The Class A Preferred Shares shall have the powers, designations, preferences, and relative, participating, optional or other rights, and the qualifications, limitations and restrictions (in addition to the powers, designations, preferences, and relative, participating, optional or other rights, and the qualifications, limitations, and restrictions, set forth in the Memorandum and Articles which are applicable to preferred shares) set forth in this Certificate. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Articles.

ARTICLE 1

DESIGNATION AND RANK

1.1. Designation. This Certificate relates to the creation of a single class of preferred shares designated as “Class A Preferred Shares.” The par value of the Class A Preferred Shares shall be $0.01 per share, the issue price shall be $100,000 per share and the number of authorized shares constituting the Class A Preferred Shares shall be 1,431. Subject to the requirements of Section 5.4 and Section 8.4, the Company may, from time to time, issue additional Class A Preferred Shares subsequent to the Issue Date (as defined below).

1.2. Rank. The Class A Preferred Shares with respect to the payment of dividends and other distributions in respect of shares in the capital of the Company, including the distribution of the assets of the Company upon liquidation, dissolution or winding up, if any, at any time the Class A Preferred Shares are outstanding, shall be:

•	senior to the Common Shares (other than with respect to the payment of Additional Participation Amount and Additional Liquidation Amount, as provided herein);

•	senior to all other classes of Preferred Shares;

•	on a parity with all of the Class A Preferred Shares issued by the Company whether on or after the Issue Date; and

•

notwithstanding anything herein to the contrary, junior to the claims of creditors, if any, of the Company (including in respect of any contingent or unliquidated liabilities or obligations) in the order of priority provided by law.

1.3. Security. Each Class A Preferred Share shall be a medium for investment and shall be a “security” governed by Article 8 of the New York Uniform Commercial Code.

ARTICLE 2

DEFINITIONS

As used herein:

(a)	“Actual Knowledge” means the actual knowledge of any officer of IDTI or any Material Affiliate, or of any employee of IDTI or any Material Affiliate who serves on the board of directors of the Company or the board of the Foundation or is listed (by name or title) as a recipient of notices or other communications under the Documents.

(b)	“Additional Liquidation Amount” means, in connection with any liquidation, dissolution or winding up of the affairs of the Company or any redemption of the Class A Preferred Shares and as of the date on which any such event shall be consummated or become effective (the “Relevant Date”), the amount per Class A Preferred Share calculated in accordance with the formula set forth in Exhibit A hereto.

(c)	“Additional Participation Amount” means, with respect to any declaration by the Company of dividends on the Common Shares (in accordance with the terms of this Certificate), the amount per Class A Preferred Share calculated in accordance with the formula set forth in Exhibit B hereto.

(d)	“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (other than as a result of, or by virtue of, the effect of Special Voting Rights (as defined in Section 5.3) or requirement for a class vote pursuant to Section 5.4), whether through the ownership of voting securities, by agreement or otherwise.

(e)	“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company, as further amended or restated from time to time.

(f)

“Bankruptcy Action” means any of the following: (i) commencing any case, proceeding or other action on behalf of or against the Company, or otherwise seeking any relief for the Company, under any existing or future

2

law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief from debts or the protection of debtors generally; (ii) consenting to or commencing the institution of bankruptcy, winding-up, liquidation or insolvency proceedings by, on behalf of or against the Company (whether voluntary or involuntary and whether solvent or insolvent); (iii) filing a petition or consenting to a petition seeking reorganization, arrangement, adjustment, winding-up, liquidation, composition, or other relief on behalf of or against the Company of its debts under any applicable law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganization or relief from debts or the protection of debtors generally; (iv) seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of its assets; or (v) taking any corporate action (including, without limitation, the adoption of a Special Resolution to liquidate or wind up the Company voluntarily, whether solvent or insolvent) in furtherance of any of the foregoing.

(g)	“Board” means the board of directors of the Company.

(h)	“Business Day” means a day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York or the Cayman Islands are authorized or required by law or executive order to, or customarily, remain closed.

(i)	“Buyer” has the meaning specified in the Repo Agreement.

(j)	“Certificate” means this Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares of the Company.

(k)

“Change of Control” means, with respect to any Person, an event or series of events by which: (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of forty percent (40%) or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (B) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of

3

individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, with respect to the Company, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or (C) with respect to the Company, any other Person or two (2) or more other Persons (collectively, the “Acquiring Persons”) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that the Acquiring Persons have the right to acquire pursuant to any option right) representing forty (40%) or more of the combined voting power of such securities.

(l)	“Class A Amount” has the meaning specified in Section 4.1.

(m)	“Class A/Common Conversion Rate” means the number of Common Shares into which each Class A Preferred Share shall be converted pursuant to Section 7.1, which number shall be calculated in accordance with the formula set forth in Exhibit C hereto.

(n)	“Class A Conversion Percentage” means a fraction (expressed as a percentage) the numerator of which is the number of Class A Preferred Shares to be surrendered for conversion pursuant to Section 7.1 and the denominator of which is the total number of Class A Preferred Shares outstanding immediately prior to such conversion.

(o)

“Class A Percentage” means 15%, as such percentage may be appropriately adjusted, as reasonably determined by the Board (in the event of redemptions, conversions or new issuances of shares of the Company, in each case, following the Repo Date) in order to preserve full participation of the Class A Preferred Shares in the equity of the Company (provided that (i) no such adjustment, if such adjustment reduces the

4

participation percentage, shall be effective unless and until communicated to the holders of the Class A Preferred Shares by written notice setting forth in reasonable detail the calculations underlying such adjustment and (ii) no such adjustment, if such adjustment increases the participation percentage, shall be effective unless and until communicated to the holders of the Common Shares by written notice setting forth in reasonable detail the calculations underlying such adjustment).

(p)	“Company” means IDTI (Cayman) Limited.

(q)	“Covered Subsidiary” means the Company, the Foundation and any other Person that directly or indirectly controls the Foundation. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Foundation.

(r)	“Cumulative Dividend Rate” has the meaning specified in Section 3.2.

(s)	“Cure Period” means (a) if the relevant breach is not capable of being cured or, notwithstanding any cure, would reasonably be expected to have a continuing adverse effect (other than an immaterial adverse effect) on the Unaffiliated Holders of the Class A Preferred Shares or the rights of the Repo Counterparty under the Repo Agreement, zero or (b) in all other cases, thirty (30) calendar days following the earlier of (i) receipt by IDTI of written notice thereof or (ii) IDTI attaining Knowledge of such breach.

(t)

“Custodian” means any commercial bank or other financial institution at all times (i) that functions in a custodial capacity for third parties; (ii) that maintains custody of assets on behalf of third parties in excess of $500 billion; (iii) the long-term U.S. dollar denominated debt obligations of which are rated at least A- by Standard & Poor’s and A3 by Moody’s and the short-term U.S. dollar denominated debt obligations of which are rated at least A-1 by Standard & Poor’s and P-1 by Moody’s (provided that, if such Person’s long-term and short-term U.S. dollar denominated debt obligations are not rated by Standard & Poor’s and Moody’s, such Person will nonetheless be deemed to meet the criteria set forth in this clause (iii) if the long-term and short-term U.S. dollar-denominated debt obligations of any parent of such Person have such respective ratings and such parent shall have issued an irrevocable and unconditional guarantee of the obligations of such Person under the IM Custody Agreement); (iv) the ultimate parent of which is a Person organized under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom or France and (v) that is not an Affiliate of the Company or IDTI, which Custodian shall initially be The Bank of New York Trust Company (Cayman) Limited or any of its successors and shall remain such Person or any of its successors, as the case may be, if and for so long as such Person or any of its successors, as the case may be, meets the

5

criteria set forth in clauses (i) through (v) above or until replaced by another commercial bank or other financial institution meeting such criteria.

(u)	“Daily Stated Dividend Amount” has the meaning specified in Section 3.2.

(v)	“Depositary Receipts” means those certain interests issued by the Foundation representing the economic interests in Newco Sub.

(w)	“Determination Date” means, with respect to a Stated Dividend Period, the second London Banking Day preceding the first day of the five-calendar day period preceding the first day of such Stated Dividend Period.

(x)	“Dividend Event” has the meaning specified in Section 5.3.

(y)	“Dividend Payment Date” has the meaning specified in Section 3.1.

(z)	“Documents” means the Operative Documents, the Investment Management Agreement, the IM Custody Agreement, the Free Cash Investment Management Agreement, the Free Cash Custody Agreement, the constitutional documents of the Company and the Foundation.

(aa)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(bb)	“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

(cc)	“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by IDTI or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by IDTI or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon IDTI or any ERISA Affiliate.

6

(dd)	“Free Cash” means cash and cash equivalents (A) representing proceeds made available to the Company solely as a result of (i) the payment of dividends or other distributions on the Newco Sub Interests or (ii) the proceeds of any issuance of Common Stock or any contribution to the common equity capital of the Company, or (B) credited to, or held in, the Free Cash Account.

(ee)	“Free Cash Account” means a custody account bearing the number 812679 and established in the name of the Company with the Custodian pursuant to the Newco Custody Agreement.

(ff)	“Free Cash Management Agreement” means that certain Free Cash Investment Management Agreement, dated as of June 13, 2011, between the Company and the Investment Manager, in respect of the holding and management of Free Cash (as such agreement may be amended, modified or replaced in accordance with the terms hereof).

(gg)	“IM Custody Agreement” means that certain Global Custody Agreement (Permitted Investments), dated as of June 10, 2011 between the Company and the Custodian in respect of the holding and management of Permitted Investment Property (as such agreement may be amended, modified or replaced pursuant to the terms hereof).

(hh)	“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all reimbursement and other obligations of such Person with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (v) all obligations of such Person under capital leases, (vi) all payments that such Person would have to make in the event of an early termination under any Swap Contract (such payments being calculated subject to and in accordance with any netting and set-off provisions governing such Swap Contract), (vii) all indebtedness or other obligations of the types described in clauses (i) through (vi) above of any other Person guaranteed by such Person and (viii) all indebtedness or other obligations of the types described in clauses (i) through (vii) above of any other Person secured by (or for which the holder of such indebtedness or other obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, notwithstanding that such Person has not assumed or become liable for the payment of such indebtedness or other obligations. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

7

(ii)	“Independent Director” means a member of the Board appointed in the manner specified under Section 5.7 who, at the time of such appointment and at all times while serving as a member of the Board, shall be an employee of a professional services firm located in the Cayman Islands that is recognized internationally as a provider of directorial and corporate secretarial services to special purpose entities organized to facilitate financing transactions and who shall not have been, at the time of such appointment or at any time in the preceding five years, and who shall not be at any time while serving as a member of the Board, (i) a direct or indirect legal or beneficial owner in the Company or any of its affiliates (excluding de minimis ownership interests), (ii) a creditor, supplier, employee, officer, director, family member, manager, or contractor of the Company or its affiliates, (iii) a person who controls (whether directly, indirectly, or otherwise) such entity or its affiliates or any creditor, supplier, employee, officer, director, manager, or contractor of the Company or its affiliates or (iv) a member of the immediate family of any person identified in (i) above; provided that the foregoing clauses (ii) and (iii) shall not exclude an Independent Director provided by a corporate services company solely by reason of that company, in its ordinary course of business, having entered into arrangements with the Company or any of its affiliates to provide independent directors.

(jj)	“Incipient Material Affiliate Event” means any event, act or condition which with notice or lapse of time, or both, would constitute a Material Affiliate Event.

(kk)	“IDTI” means Integrated Device Technology, Inc., a Delaware corporation, and its successors.

(ll)	“IDTI Agreement” means that certain IDTI Agreement, dated as of June 13, 2011, by IDTI in favor of the Buyer, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

(mm)	[reserved]

(nn)	“Investment Management Agreement” means that certain Permitted Investment Management Agreement, dated as of June 13, 2011, between the Company and the Investment Manager, in respect of the holding and management of Permitted Investment Property (as such agreement may be amended, modified or replaced in accordance with the terms hereof).

(oo)	“Investment Manager” means any entity (i) that has assets under management in excess of $100 billion, (ii) that is registered as an investment advisor under the United States Investment Company Act of

8

1940 and (iii) the ultimate parent of which is a Person organized under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom, France or Germany, which Investment Manager as of the date hereof is Sterling Capital Management LLC and shall remain such Person or any of its successors, as the case may be, if and for so long as such Person or any of its successors, as the case may be, meets the criteria set forth in this paragraph or until replaced by another commercial bank or other financial institution meeting such criteria. Notwithstanding clauses (i), (ii) and (iii) above, Sterling Capital Management LLC will be a qualifying Investment Manager as long as it has assets under management in excess of $20 billion and it remains affiliated with BB&T or a similarly regulated financial institution that is a part of a publicly traded group with a consolidated net worth in excess of $10 billion, and Clearwater Advisors LLC will be a qualifying Investment Manager as long as it has assets under management in excess of $4 billion.

(pp)	“Issue Date” means June 10, 2011.

(qq)	“Knowledge” means (a) Actual Knowledge; or (b) the knowledge that any of the persons referenced in the definition of “Actual Knowledge” would reasonably be expected to have obtained through the exercise of reasonable diligence (taking into account all facts and circumstances then in existence), including but not limited to the review of all written notices, reports, certificates and other written communications delivered to such person (x) in the manner specified in the notice provisions of the Documents or (y) that refer to the Company, its assets or securities, the Foundation or the Depositary Receipts. In addition, IDTI shall be presumed to have Knowledge of the agenda and matters discussed at any meeting of, or resolved by written resolution of, the board of directors of the Company or any committee thereof, the board of the Foundation or any committee thereof or holders of the Common Shares, and of any vote, consent, exercise of rights or other action by holders of the Common Shares.

(rr)

“LIBOR” means, with respect to a Stated Dividend Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a one-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Determination Date, or (if such Reuters Screen LIBO Page does not include such a rate or is unavailable on a Determination Date) the rate (expressed as a percentage per annum) for deposits in United States dollars for a one-month period beginning on the second London Banking Day after the Determination Date that appears on Bloomberg Screen “BBAM1 <GO>” as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBO Page does not include such rate or is unavailable on the Determination Date, the rate (expressed as a percentage per annum) for deposits in United States dollars for a one-

9

month period beginning on the second London Banking Day after the Reset Date as published by such other commercially available source as is mutually agreed upon by the parties as of 11:00 a.m., London time, on the Determination Date. If no such source that includes such rate is available on the Determination Date, the Investment Manager, as calculation agent, shall request the principal London office of each of four major banks in the London interbank market, as selected by the Investment Manager, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a one-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Stated Dividend Period shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Investment Manager shall request each of three major banks in New York City, as selected by the Investment Manager, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a one-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Stated Dividend Period shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Stated Dividend Period shall be LIBOR in effect with respect to the immediately preceding Stated Dividend Period.

(ss)	“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction or any other preferential arrangement having the practical effect of any of the foregoing.

(tt)	“Liquidation Preference” means U.S. $100,000 per Class A Preferred Share.

(uu)	“London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

(vv)	“Material Adverse Effect” means a material adverse effect on the business, financial condition (taking into account any liabilities (contingent or otherwise)) or assets (including any Permitted Investment Property) of (x) the Company or (y) IDTI and its Subsidiaries (taken as a whole).

10

(ww)	“Material Affiliate” means any Person that directly or indirectly controls the Company. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Company (other than as a result of, or by virtue of, the effect of Special Voting Rights (as defined in Section 5.3) or any requirement for a class vote pursuant to Section 5.4), whether through the ownership of voting securities, by agreement or otherwise.

(xx)	“Material Affiliate Event” means the occurrence of any of the following events:

(i)	the failure of any representation or warranty of IDTI contained in the IDTI Agreement to be true and correct in any material respect or, in the case of any representation or warranty contained in Section 2.5, 2.11, 2.13, 2.16 or 2.17 of the IDTI Agreement or that is already qualified by materiality, in any respect;

(ii)	IDTI shall fail to comply with any covenant or agreement contained in Section 3.2(a), (b) or (d) or Section 3.10 of the IDTI Agreement, which failure relates to a monetary amount not in excess of $100,000, and such failure shall remain unremedied for thirty (30) calendar days following the earlier of (x) receipt by IDTI of written notice thereof or (y) IDTI attaining Actual Knowledge of such failure;

(iii)	IDTI shall fail to comply with any covenant or agreement contained in Section 3 of the IDTI Agreement (other than Section 3.3 or Section 3.5 or, if the failure relates to a monetary amount not in excess of $100,000, Section 3.2(a), (b) or (d) or Section 3.10) and following any such failure the Cure Period shall have expired, except where such failure or failures, considered in the aggregate together with any remedial actions taken during the Cure Period, would not reasonably be expected to have an adverse effect (other than an immaterial adverse effect) on the Unaffiliated Holders of the Class A Preferred Shares or on the rights of the Repo Counterparty under the Repo Agreement;

(iv)	IDTI shall fail to comply in any material respect with any covenant or agreement contained in the IDTI Agreement (other than any failure described in clause (ii) or clause (iii) above) and such failure shall remain unremedied for thirty (30) calendar days following the earlier of (x) receipt by IDTI of written notice thereof or (y) IDTI attaining Actual Knowledge of such failure;

11

(v)	(A) any Material Affiliate or Covered Subsidiary shall generally not pay its debts as the same become due, or shall admit in writing its inability to pay such debts generally, or shall make a general assignment for the benefit of creditors; or (B) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or (C) any proceeding shall be instituted by or against it seeking to adjudicate it as a bankrupt or an insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; and, in the event of any proceeding being instituted against it (other than a proceeding instituted by an Affiliate of the Company or to which it or an Affiliate of the Company has given its consent), such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or shall result in the entry of an order for relief, the appointment of a trustee or receiver; or (D) it shall take any action to authorize any of the actions set forth above;

(vi)

any Material Affiliate or Covered Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount with respect to such Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) of such Indebtedness (whether such Indebtedness now exists or is created after the date hereof) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or cash collateral to be provided, or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract, including any similar event, howsoever described) resulting from (A) any event of default under such Swap Contract

12

as to which the Material Affiliate or Covered Subsidiary is the Defaulting Party (as defined in such Swap Contract, including any similar event, howsoever described) or (B) any Termination Event (as so defined, including any similar event, howsoever described) under such Swap Contract as to which any Material Affiliate or Covered Subsidiary is an Affected Party (as so defined) and, in either event, the termination value owed by the Material Affiliate or Covered Subsidiary as a result thereof is greater than the Threshold Amount;

(vii)	there is entered against any Material Affiliate or Covered Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding U.S. $35,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(viii)	an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of IDTI under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of U.S. $35,000,000, or (ii) IDTI or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of U.S. $35,000,000;

(ix)	there occurs any Change of Control with respect to IDTI or the Company (other than as a result of, or by virtue of, the purchase of the Class A Preferred Shares by Buyer or the effect of Special Voting Rights or any requirement for a class vote pursuant Section 5.4 of this Certificate);

(x)	an “Event of Default” (as defined in the Repo Agreement) is declared or deemed to be declared with respect to IDTI;

(xi)	IDTI fails to cause the Company (a) to appoint a new Investment Manager or Custodian in the circumstances and within the timeframes specified in Sections 3.7 and 3.8, respectively, of the IDTI Agreement, or (b) to comply with Section 5.4, 5.9, 8.3 or 8.6 of this Certificate;

13

(xii)	The Company terminates the Investment Management Agreement or IM Custody Agreement (other than (x) to the extent required under Section 3.7 or 3.8 of the IDTI Agreement or (y) in connection with the appointment of a different Investment Manager or Custodian and the entry into a new Investment Management Agreement or IM Custody Agreement that satisfies the criteria set out in such Section 3.7 or 3.8, as the case may be, but only if such appointment has been approved by the Unaffiliated Holders of the Class A Preferred Shares, voting or consenting separately as a class) or appoints an investment manager or custodian that does not meet the criteria set out, respectively, in the definitions of “Investment Manager” or “Custodian”.

(yy)	“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which IDTI or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

(zz)	“Newco Custody Agreement” means that certain Global Custody Agreement (Free Cash), dated as of June 10, 2011 between the Company and the Custodian in respect of the holding and management of Free Cash (as such agreement may be amended, modified or replaced pursuant to the terms hereof).

(aaa)	“Newco Sub” means IDTI (Cayman) Subsidiary Limited, a company organized under the laws of the Cayman Islands on May 9, 2011.

(bbb)	“Newco Sub Interests” means any interests issued to the Company by the Foundation and representing the economic interest in shares (with a par value of $0.01) issued by Newco Sub on June 10, 2011.

(ccc)	“Newco Sub Note” means that certain U.S. $143,100,000 interest free debt note, dated June 10, 2011 between IDTI (as lender) and Newco Sub (as borrower) (which debt note was fully repaid).

(ddd)	“Non-Material Section 8.1 Breach” means a breach by the Company of Section 8.1 of this Certificate if the amount involved is $100,000 or less.

(eee)	“PBGC” means the Pension Benefit Guaranty Corporation.

(fff)

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by IDTI or any ERISA Affiliate or to which IDTI or any ERISA Affiliate

14

contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

(ggg)	“Permitted Investments Account” means a custody account bearing the number 812680 and established in the name of the Company with the Custodian pursuant to the IM Custody Agreement.

(hhh)	“Permitted Investment Amount” means, as of any date, an amount equal to the sum of (i) with respect to cash credited to, or held in, the Permitted Investments Account on such date, the U.S. Dollar amount thereof and (ii) with respect to all other Permitted Investment Property credited to, or held in, the Permitted Investments Account on such date, the aggregate of the market value of all investments constituting such other Permitted Investment Property, as determined and notified to the Company by the Investment Manager.

(iii)	“Permitted Investment Property” means (i) cash in U.S. dollars and (ii) instruments or securities (including security entitlements in respect thereof) meeting the criteria set forth in Exhibit A to the Investment Management Agreement (and all proceeds thereof) (provided, however, that any instrument or security that shall have met such criteria on the date of purchase thereof but shall not on a future date meet such criteria shall nonetheless be deemed to be Permitted Investment Property, for all purposes under this Certificate, until the date on which such instrument or security is replaced, in accordance with the terms of such Exhibit A, with other Permitted Investment Property).

(jjj)	“Permitted Investments” means (i) the Permitted Investments Account, (ii) all Permitted Investment Property (and all certificates and instruments from time to time representing or evidencing Permitted Investment Property) credited to, or held in, the Permitted Investments Account from time to time, and (iii) all rights, claims and causes of action, if any, that the Company may have against the Custodian or any other Person in respect of any of the foregoing.

(kkk)	“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(lll)	“Relevant Date” has the meaning specified in the definition of Additional Liquidation Amount.

(mmm)	“Repo Agreement” means that certain Master Repurchase Agreement (including Annex I thereto), dated as of June 13, 2011, and each confirmation related thereto, in each case, between IDTI and the Repo

15

Counterparty, as any of the foregoing may be assigned, in whole or in part, amended or otherwise modified from time to time, in each case in accordance with their terms.

(nnn)	“Repo Counterparty” means Bank of America, N.A. and its permitted successors and assigns under the Repo Agreement.

(ooo)	“Repo Date” means the date of execution of the Repo Agreement.

(ppp)	“Repo Date Total Asset Value” means an amount equal to the sum of (i) the Value, as of the Repo Date, of all Permitted Investment Property credited to, or held in, the Permitted Investments Account on such date and (ii) the fair market value as of such date of all other property and assets of the Company (including the Newco Sub Interests), taken as a whole, as reasonably determined, in the case of this clause (ii), by the Board in good faith.

(qqq)	“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

(rrr)	“Representative Amount” means a principal amount of not less than U.S. $1.0 million for a single transaction in the relevant market at the relevant time.

(sss)	“Special Voting Rights” has the meaning specified in Section 5.3.

(ttt)	“Stated Dividend” has the meaning specified in Section 3.2.

(uuu)	“Stated Dividend Period” means the period commencing on and including June 10, 2011 or a Dividend Payment Date and ending on and including the day immediately preceding the next succeeding Dividend Payment Date.

(vvv)	“Stated Dividend Rate” has the meaning specified in Section 3.2.

(www)	“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding shares or other interests having ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation (irrespective of whether at the time shares or other interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

16

(xxx)	“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

(yyy)	“Threshold Amount” means U.S. $35,000,000.

(zzz)	“Total Asset Value” means, as of any Relevant Date, an amount equal to (i) the sum of (A) the Value, as of a date occurring two Business Days prior to such Relevant Date, of all Permitted Investment Property credited to, or held in, the Permitted Investments Account on such Relevant Date and (B) the fair market value, as of a date occurring two Business Days prior to such Relevant Date, of all other property and assets of the Company (including any Newco Sub Interests), taken as a whole, as reasonably determined, in the case of this clause (B), by the Board in good faith minus (ii) the sum of (A) the aggregate amount of all liabilities of the Company existing on the date occurring two Business Days prior to such Relevant Date (and any reserves in respect of contingent or unliquidated liabilities or obligations of the Company) and (B) the aggregate amount of the net cash proceeds and the fair market value (as of the date of such contribution, issuance or sale, as reasonably determined by the Board in good faith) of any non-cash property, in each case, received by the Company as a contribution to its common equity capital or from the issuance of Common Shares.

(aaaa)	“Unaffiliated Holder” means a holder of Class A Preferred Shares that is neither an Affiliate of the Company nor acting in concert with an Affiliate of the Company for the purpose of voting any Class A Preferred Shares.

(bbbb)

“Value” means, with respect to all Permitted Investment Property credited to, or held in, the Permitted Investments Account and as of any date, the sum of (i) with respect to cash, the U.S. Dollar amount thereof and

17

(ii) with respect to all other Permitted Investment Property, the aggregate of the closing bid prices for all of the types of such property and assets (x) as quoted on such date by the respective principal market-makers for such types of property and assets as selected in good faith by the Board and/or (y) as most recently reported and made publicly available on or prior to such date by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by the Board.

(cccc)	“Foundation” means the Stitching Voting Trust IDTI (Cayman) Subsidiary Limited, a Dutch foundation organized under the laws of the Netherlands, established by IDTI on June 9, 2011.

ARTICLE 3

DIVIDENDS

3.1. Dividend Amount. The Company shall pay, out of funds legally available therefor (including any available share premium), and the holders of the Class A Preferred Shares as they appear on the register of shareholders of the Company on the day immediately preceding the relevant Dividend Payment Date (as defined below) shall be entitled to receive, in priority to the transfer of any amounts to reserves or the payment of any dividends or other distributions to the holders of Common Shares or any other class of Preferred Shares of the Company, for each Class A Preferred Share, quarterly dividends in an amount equal to the Stated Dividend payable in cash in U.S. dollars on each March 19, June 19, September 19 and December 19, commencing on June 19, 2011 (each, a “Dividend Payment Date”); provided that the payment and receipt of any such dividends shall be subject to the provisions of Cayman Islands law and the availability of sufficient current profits or retained earnings or amounts then standing to the credit of the Company’s share premium account. The amount of any Stated Dividends not paid on the applicable Dividend Payment Date (regardless of whether declared and regardless of the legal availability of funds to pay such dividends on the applicable Dividend Payment Date) shall accumulate and compound in accordance with the provisions of the last paragraph of Section 3.2.

3.2. Accumulation and Payment. For each Dividend Payment Date and in respect of each Class A Preferred Share, a stated dividend (the “Stated Dividend”) shall be the amount accumulated on the Liquidation Preference during the Stated Dividend Period immediately preceding such Dividend Payment Date at the rate per annum, reset quarterly, of LIBOR plus 2.125% (the “Stated Dividend Rate”). The Stated Dividend for each Class A Preferred Share shall be calculated on the Liquidation Preference and will accumulate during the relevant Stated Dividend Period.

The daily amount of the Stated Dividend with respect to each Class A Preferred Share outstanding (the “Daily Stated Dividend Amount”) will be calculated by dividing the Stated Dividend Rate in effect for such day by 360 and multiplying the result by the Liquidation Preference. The amount of Stated Dividends on each Class A Preferred Share for each Stated Dividend Period will be calculated by adding the Daily Stated Dividend Amounts for each day in the Stated Dividend Period.

18

All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all U.S. Dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

The Company shall instruct and use all reasonable efforts to cause the Investment Manager to send written notice to each of the holders of the Class A Preferred Shares of the Stated Dividend Rate in effect for any Stated Dividend Period by no later than the first day of such Stated Dividend Period. All determinations and calculations made by the Investment Manager in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the holders of the Class A Preferred Shares.

The amount of any Stated Dividends not paid on the applicable Dividend Payment Date (regardless of whether declared and regardless of the legal availability of funds at such time) shall accumulate and compound on a quarterly basis, at an annual rate, reset quarterly, of LIBOR in effect for each Stated Dividend Period for each day (excluding the day on which any such unpaid and accumulated Stated Dividends are paid) during which such accumulated Stated Dividends shall remain unpaid plus 2.125% (the “Cumulative Dividend Rate”) and any accumulated and unpaid dividends, if declared by the Board, shall be payable on a date determined by the Board, to the extent that they may be lawfully paid on such date.

3.3. Limitation on Payment of Other Dividends. The Company shall be prohibited from paying dividends (whether in cash, in shares or in kind) on the Common Shares or on any other shares in the capital of the Company (other than Stated Dividends on the Class A Preferred Shares or any amounts payable in respect thereof pursuant to Section 3.2) (a) at any time Stated Dividends on the Class A Preferred Shares remain accumulated and unpaid and (b) unless, immediately after giving effect to such distribution (and any distribution in connection therewith required under Section 3.4) on a pro forma basis, the sum of the aggregate market value of all Eligible Securities and Money Market Securities, plus the aggregate amount deposited in Qualified Bank Deposits, as of the date of payment of any such dividends, exceeds the Closing Date Amount (as each such capitalized term is defined in Exhibit A to the Investment Management Agreement) applicable as of such date of payment. In addition, in the event that the Company shall declare any dividends on the Common Shares or any other Preferred Shares of the Company in accordance with the foregoing provisions of this Section 3.3, the Company may pay such dividends only if no Incipient Material Affiliate Event or Material Affiliate Event is continuing at such time.

3.4. Additional Participation Amount. Holders of the Class A Preferred Shares shall be entitled to receive an additional dividend in the amount of the Additional Participation Amount to the extent, and on the date, that the Company pays dividends on the Common Shares. The right of the holders of Class A Preferred Shares to receive any Additional Participation Amount shall be conditional upon and rank pari passu with the right of holders of Common Shares to receive dividends on the Common Shares.

3.5. Fractional Shares. Each fractional Class A Preferred Share outstanding shall be entitled to a ratably proportionate amount of all dividends accumulated with respect to each

19

outstanding Class A Preferred Share pursuant to Section 3.1, and all such dividends with respect to such outstanding fractional shares shall accumulate at the Stated Dividend Rate and shall be payable in the same manner and at such times as provided for in Section 3.1 and Section 3.2 with respect to dividends on each outstanding Class A Preferred Share.

ARTICLE 4

LIQUIDATION RIGHTS

4.1. Preferences on Liquidation of the Company. In the event of any voluntary or involuntary liquidation, dissolution, winding up of the affairs of the Company or other similar event, before any distribution in liquidation is made in respect of the Common Shares or any other class of Preferred Shares of the Company and before any redemption, purchase or other similar acquisition by the Company of the Common Shares or any other class of Preferred Shares of the Company, the holders of Class A Preferred Shares shall be entitled to receive a payment, out of the assets of the Company legally available for distribution to its shareholders, in an amount in U.S. dollars per Class A Preferred Share equal to the sum of (a) the Liquidation Preference, (b) any accumulated and unpaid Stated Dividends on each Class A Preferred Share for all completed Stated Dividend Periods compounded at the Cumulative Dividend Rate, (c) the amount of Stated Dividends on each Class A Preferred Share accumulated on the Class A Preferred Shares then outstanding since the most recent Dividend Payment Date to but excluding the Relevant Date and (d) an amount of cash in U.S. Dollars equal to the amount of Stated Dividends that would have accrued over a five-day period at the Stated Dividend Rate established, in accordance with the terms hereof, on the Determination Date most recently preceding the last Price Differential Payment Date (as defined in the Repo Agreement) on which Price Differential (as therein defined) then due thereunder shall not have been paid (the sum of such amounts in clauses (a) through (d) being the “Class A Amount”).

For the purposes of this Section 4.1, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons shall of itself be deemed to be a liquidation, dissolution or winding up of the Company.

The liquidation payments with respect to each outstanding fractional Class A Preferred Share shall be equal to a ratably proportionate amount of the liquidation payments with respect to each outstanding full Class A Preferred Share.

4.2. Priority. All of the preferential amounts to be paid to the holders of the Class A Preferred Shares shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company to, the holders of the Common Shares or any other class of Preferred Shares of the Company.

4.3. Assets Insufficient to Permit Payment in Full. If the assets legally available to be distributed to the holders of the Class A Preferred Shares are insufficient to permit the payment to such holders of their full preferential amount, the assets legally available to be distributed shall be distributed ratably among the holders of the Class A Preferred Shares in proportion to the full preferential amount each such holder is otherwise entitled to receive.

20

4.4. Additional Liquidation Amount. Upon any voluntary or involuntary liquidation, dissolution, winding up of the affairs of the Company or other similar event or the redemption of the Class A Preferred Shares pursuant to Article 6 hereof, the holders of the Class A Preferred Shares shall be entitled to receive, and the Company shall pay such holders, the Additional Liquidation Amount, if any, applicable to each Class A Preferred Share as of the Relevant Date. The right to receive the Additional Liquidation Amount in the case of a liquidation of the Company will arise only after payment in full of all creditors (including in respect of any contingent or unliquidated liabilities or obligations) and all costs and expenses of the liquidator, in each case, in the order of priority provided by law and shall be payable out of assets lawfully available for distribution to shareholders and shall rank pari passu with the right of the holders of the Common Shares to receive distributions on liquidation with respect to the Common Shares.

ARTICLE 5

VOTING RIGHTS; BOARD OF DIRECTORS

5.1. General. The holders of the Class A Preferred Shares shall not have any voting rights except as set forth in this Certificate or in relation to Article 11 of the Articles. Notwithstanding any provision of this Certificate to the contrary, with respect to any vote or consent of the Class A Preferred Shares that is required under this Certificate or otherwise to be held or made separately as a class at a time when any Class A Preferred Shares are held by one or more Unaffiliated Holders (including any vote or consent pursuant to the Special Voting Rights), the voting rights of the holders of the Class A Preferred Shares shall be weighted such that the Class A Preferred Shares held by the Unaffiliated Holders of the Class A Preferred Shares shall represent, in the aggregate, 100% of the voting power of all Class A Preferred Shares entitled to vote.

5.2. Class A Directors. The Unaffiliated Holders of the Class A Preferred Shares shall be entitled by notice to the Company and, to the exclusion of the Common Shareholders, to appoint or remove two Directors to the Board.

5.3. Special Voting Rights. In the event that (a) there are accumulated and undistributed Stated Dividends for a period of more than 12 consecutive months (a “Dividend Event”), or (b) a Material Affiliate Event shall have occurred and be continuing, the Unaffiliated Holders of the Class A Preferred Shares, as a class, shall, immediately upon the occurrence of the events described in either clause (a) or (b), be entitled to receive notice of, attend, and vote together with the holders of Common Shares as a single class at any general meeting of the Company’s shareholders (“Special Voting Rights”). At any time during which, and for so long as, the holders of the Class A Preferred Shares are entitled to Special Voting Rights, as a class, the voting rights of the Company’s shareholders shall be weighted such that the Class A Preferred Shares held by the Unaffiliated Holders of the Class A Preferred Shares shall represent, in the aggregate, 51% of the voting power of all shares of the Company entitled to receive notice of, attend, and vote at a general meeting of the Company’s shareholders.

21

In the event that the Unaffiliated Holders of the Class A Preferred Shares shall become entitled to Special Voting Rights pursuant to the provisions of the immediately preceding paragraph as a result of a Material Affiliate Event (other than a Material Affiliate Event described in clause (iii) of the definition thereof), such holders shall cease to be so entitled in the event that, and as of the first date (the “Cure Date”) on which, (i) the Material Affiliate Event giving rise to such Special Voting Rights shall cease to be continuing (so long as no other Material Affiliate Event shall have occurred and be then continuing) and (ii) there shall not exist any accumulated and unpaid Stated Dividends (other than Stated Dividends accumulated from and after the most recent Dividend Payment Date preceding the Cure Date). In the case of a Material Affiliate Event described in clause (iii) of the definition thereof, the Unaffiliated Holders of the Class A Preferred Shares shall remain entitled to Special Voting Rights notwithstanding that such Material Affiliate Event has ceased to be continuing, provided, however, that in the case of a Material Affiliate Event described in clause (v)(C) of the definition thereof (other than a proceeding instituted by the Company or any of its Affiliates or to which the Company or any of its Affiliates has given its consent) that has not resulted in the entry of an order for relief or the appointment or a receiver or trustee, the Unaffiliated Holders shall cease to be entitled to Special Voting Rights upon a final, non-appealable dismissal with prejudice of such proceeding (so long as no other Material Affiliate Event shall have occurred or be then continuing). For the avoidance of doubt, the recurrence of a Material Affiliate Event of the same type or arising out of the same circumstances as a Material Affiliate Event that has occurred but ceased to be continuing shall be considered to be a new Material Affiliate Event and shall give rise to Special Voting Rights to the extent set forth in this Certificate.

5.4. Class Voting. For so long as any Class A Preferred Shares remain outstanding and are held by one or more Unaffiliated Holders, in addition to any other vote or consent of stockholders required by law or under the Memorandum and Articles or this Certificate, the prior vote or consent of the Unaffiliated Holders of the Class A Preferred Shares, voting or consenting, as the case may be, separately as a class, shall be necessary for any variation of class rights, including effecting or validating:

(a)	the adoption of amendments to this Certificate or the Memorandum or Articles or any variation of the share capital of the Company;

(b)	any sale or disposal of all or substantially all of the assets of the Company (determined without regard to the Permitted Investments);

(c)	any sale, transfer, liquidation or other disposition of any Permitted Investments or any withdrawal of any property or assets constituting Permitted Investment Property from the Permitted Investments Account (other than, in each case, in connection with, and solely to the extent necessary to fund, the payment of any amounts due to the holders of the Class A Preferred Shares under Article 3 (excluding Section 3.4), 4 or 6 (excluding Section 6.2 unless the Class A Preferred Shares being redeemed are held by an Unaffiliated Holder));

(d)	(i) any amendment or modification to (a) provisions in the Investment Management Agreement relating to investment guidelines, reporting and

22

termination or (b) provisions in the IM Custody Agreement relating to instructions for transfers from the account maintained pursuant to the IM Custody Agreement, reporting, termination, and waiver of liens and set-off rights by the custodian and (ii) any material amendment or modifications to any other provisions in the Investment Management Agreement or the IM Custody Agreement;

(e)	the issuance of any Class A Preferred Shares after the Issue Date;

(f)	the issuance of any class of Preferred Shares other than the Class A Preferred Shares;

(g)	any action or decision regarding any legal claims, actions, suits or proceedings of any kind or nature that are asserted, instituted or expressly threatened in writing against the Company and its directly owned assets; (but, for the avoidance of doubt, excluding any equity interest in Subsidiaries);

(h)	the merger or consolidation of the Company with any other entity;

(i)	the taking of any Bankruptcy Action relating to the Company; and

(j)	any redemption pursuant to Section 6.2 of the Class A Preferred Shares of any holder other than an Unaffiliated Holder.

The Unaffiliated Holders of the then outstanding Class A Preferred Shares, voting or consenting, as the case may be, separately as a class, may waive in writing compliance with any provisions of this Certificate.

5.5. Notice to Holders of Special Voting Rights. No later than two Business Days following the Company taking any action, or receiving notice or becoming aware of the occurrence of any event that in each case would give rise to Special Voting Rights pursuant to Section 5.3 or require the vote or consent of the Unaffiliated Holders of the Class A Preferred Shares pursuant to Section 5.4, the Company shall send written notice to each holder of the Class A Preferred Shares stating that such event has occurred and that, in consequence, the holders of the Class A Preferred Shares are entitled to Special Voting Rights or that such vote or consent pursuant to Section 5.4 is required, as the case may be; provided, however, that the failure to provide, or timely provide, such written notice shall not prejudice or otherwise affect any of the rights of the holders of the Class A Preferred Shares granted hereunder. Such notice shall make express reference to Article 5.3 or 5.4, as the case may be.

5.6. Right to Cause a Board Meeting to Be Convened. In the event that the holders of Class A Preferred Shares shall be entitled to Special Voting Rights pursuant to Section 5.3 or a vote or consent shall be required pursuant to Section 5.4, any holder of the Class A Preferred Shares may, by written notice to the Board, request the Board to meet and specify those matters to be voted on by the Board at such meeting, and the Board shall, within no more than two Business Days following the date of such notice, convene a meeting for such purpose and vote on such matters.

23

5.7. Board Composition; Appointment. The number of members of the Board shall, upon the incorporation of the Company and until the Unaffiliated Holders of the Class A Preferred Shares shall have elected the two members of the Board to which they are entitled pursuant to Section 5.2, be three and, immediately following such election and until all of the Class A Preferred Shares shall have ceased to be outstanding, five. One of such members of the Board (other than the members elected by the Unaffiliated Holders of the Class A Preferred Shares) must be an Independent Director. The Independent Director and two other members of the Board must be appointed by the holders of the Common Shares. The minimum number of members of the Board required to establish a quorum for purposes of any meeting of the Board shall be the number of members that shall represent a simple majority of the voting power of all of the members of the Board (taking into account the effect of Special Voting Rights, if any); provided that if any Class A Preferred Shares are held by one or more Unaffiliated Holders at least one of the members of the Board elected by the Unaffiliated Holders of the Class A Preferred Shares must be present at a meeting of the Board in order for a quorum to exist for such meeting. The majority of members of the Board shall, at all times, be resident in the Cayman Islands.

5.8. Voting Power of Directors. Except as required by law or as set forth in this Certificate (but without limitation of the quorum requirement set forth in Section 5.7), the members of the Board elected by the Unaffiliated Holders of the Class A Preferred Shares shall not have the power to vote at meetings of the Board. Notwithstanding the preceding sentence, at any time during which, and for so long as, the Unaffiliated Holders of the Class A Preferred Shares are entitled to Special Voting Rights, the voting rights of the members of the Board shall be weighted such that the members of the Board elected by the Unaffiliated Holders of the Class A Preferred Shares shall represent, in the aggregate, 51% of the voting power of all members of the Board.

5.9. Board Approval for Mergers, Bankruptcy Action; Independent Director. The following corporate actions of the Company shall require the affirmative vote or consent of the Independent Director and of 66 2/3 % of the voting power of all of the members of the Board (in addition to any other vote, consent or approval required hereunder):

(a)	the merger or consolidation of the Company with any other Person; and

(b)	to the fullest extent permitted by applicable law, the taking of any Bankruptcy Action.

For purposes of the vote or consent required under this Section 5.9, the voting rights of the members of the Board shall be weighted such that the members of the Board elected by the Unaffiliated Holders of the Class A Preferred Shares shall represent, in the aggregate, 40% (or, if Special Voting Rights are in effect, 51%) of the voting power of all members of the Board. Anything in this Certificate to the contrary notwithstanding, the Independent Director shall not have the right or power to, and shall not, vote on, or consent to, any matter other than matters described in clauses (a) and (b) of the immediately preceding paragraph.

5.10. Discretion of the Board. Whether or not Special Voting Rights are in effect pursuant to Section 5.3 (and whether or not any vote or consent is required pursuant to

24

Section 5.4), any vote by the Board (including any vote to redeem the Class A Preferred Shares pursuant to Section 6.3 hereof) shall be in its sole discretion and shall be consistent with the Board’s fiduciary duty to the Company.

ARTICLE 6

REDEMPTION

6.1. Optional Redemption at the Option of the Company. On any date occurring on or after June 13, 2016, the Company may, to the extent the Company may lawfully do so out of legally available funds, redeem the then outstanding Class A Preferred Shares, in whole or in part, for cash from the holders of such Class A Preferred Shares.

6.2. Redemption with Consent of the Holders of Class A Preferred Shares. The Company may, at any time and from time to time, to the extent the Company may lawfully do so out of legally available funds, redeem for cash the Class A Preferred Shares of any holder that consents to such redemption.

6.3. Special Voting Rights Redemption. If the holders of Class A Preferred Shares become entitled to Special Voting Rights pursuant to Section 5.3 hereof, then, upon the affirmative vote of shareholders representing a majority of the Common Shares voting as a class or a simple majority of the Board (taking into account the effect of Special Voting Rights) during the period when such Special Voting Rights are in effect, the Company shall, to the extent the Company may lawfully do so out of legally available funds, redeem all of the then outstanding Class A Preferred Shares for cash from the holders of Class A Preferred Shares.

6.4. Scheduled Redemption Date. To the extent the Company may lawfully do so out of legally available funds, and provided they have not otherwise been cancelled or redeemed, each Class A Preferred Share shall be redeemed on June 10, 2031.

6.5. Redemption Price. In the event of any redemption of any Class A Preferred Shares pursuant to Section 6.1, 6.2, 6.3 or 6.4, the holders of Class A Preferred Shares to be redeemed shall be entitled to receive, and the Company shall pay such holders, on the applicable redemption date and before any distribution may be made to the holders of the Common Shares or any other class of Preferred Shares of the Company, an amount per Class A Preferred Share equal to the Class A Amount.

6.6. Redemption Procedures. In the case of any redemption of any Class A Preferred Shares pursuant to Section 6.1, 6.2, 6.3 or 6.4 hereof, the Company shall deliver, not less than two nor more than four Business Days written notice to each holder of record of Class A Preferred Shares at the address of such holder last shown on the records of the Company, notifying such holder of such redemption and the relevant redemption date and calling upon such holder to surrender to the Company such holder’s certificate or certificates representing the shares to be redeemed, such notice to be effective immediately upon delivery.

On the relevant redemption date, each holder of Class A Preferred Shares to be redeemed shall surrender such holder’s certificate or certificates representing such shares to the

25

Company, in the manner and at the place designated in a notice delivered to the holder by the Company, and thereupon the Class A Amount of such shares shall be payable to the order of the holder whose name appears in the register of shareholders of the Company and each surrendered certificate shall be cancelled. From and after the relevant redemption date, unless there shall have occurred a default in payment of the Class A Amount, all rights of the holders of the Class A Preferred Shares designated for redemption as holders of Class A Preferred Shares (except the right to receive the Class A Amount, without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

6.7. Additional Liquidation Amount. Upon any redemption of any Class A Preferred Shares pursuant to Section 6.1, 6.2, 6.3 or 6.4, the holders of Class A Preferred Shares to be redeemed shall be entitled to receive, and the Company shall pay such holders, the Additional Liquidation Amount, if any, applicable to each such Class A Preferred Share as of the Relevant Date.

6.8. Limitations. Except as otherwise provided in this Article 6, the Company shall have no right to redeem the Class A Preferred Shares.

ARTICLE 7

CONVERSION

7.1. Optional Conversion Right. At any time and from time to time, each holder of the Class A Preferred Shares (other than any holder of Class A Preferred Shares that is not an Affiliate of the Company) shall be entitled to convert all or any portion of their Class A Preferred Shares into Common Shares at the Class A/Common Conversion Rate. Upon conversion of any of the Class A Preferred Shares, the Class A Preferred Shares so converted shall no longer be outstanding and the Common Shares issued upon such conversion shall be issued and outstanding as of such date of conversion. Conversion of the Class A Preferred Shares shall take effect as a redemption of the Class A Preferred Shares and a simultaneous issuance of Common Shares. For the purposes of any such conversion, the redemption of the relevant Class A Preferred Shares shall be for an aggregate amount (the “Aggregate Redemption Amount”) which is equal to the aggregate issue price (the “Aggregate Issue Proceeds”) of the Common Shares to be exchanged therefor (“Exchanged Common Shares”) and, for such purposes, the total premium at which such Exchanged Common Shares shall be taken to have been issued shall be the amount of the Aggregate Issue Proceeds less the product of (a) the number of Exchanged Common Shares and (b) the aggregate par value per share of the Exchanged Common Shares. In the case of any such conversion, the Company’s obligation to pay the Aggregate Redemption Amount shall be set off against the Aggregate Issue Proceeds due to be paid by such holder of the relevant Class A Preferred Shares to the Company. For the avoidance of doubt, no Additional Liquidation Amount shall be payable in connection with any such conversion of the Class A Preferred Shares.

7.2. Mechanics of Conversion. Conversion of the Class A Preferred Shares may be effected by the surrender to the Company of any certificate or certificates issued in respect of

26

such Class A Preferred Shares to be converted accompanied by a written notice stating that such holder of Class A Preferred Shares elects to convert all or a specified whole number of such shares in accordance with the provisions hereof and specifying the name or names in which such holder of Class A Preferred Shares wishes the certificate or certificates for the Common Shares to be issued. If Class A Preferred Shares represented by more than one shall be surrendered for conversion at one time by the same holder of Class A Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares elected to be so surrendered. In case such notice shall specify a name or names other than that of such holder of Class A Preferred Shares, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of Common Shares in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of the Common Shares on conversion of the Class A Preferred Shares. As promptly as practicable and, in any event, within no more than five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that any such taxes have been paid), the Company shall issue and allot the relevant Common Shares, update the Company’s register of members to reflect such issuance and deliver or cause to be delivered to the converting holder(s) (i) certificates in respect of the number of validly issued, fully paid and non-assessable full Common Shares to which such holder of Class A Preferred Shares shall be entitled, (ii) any cash owing in lieu of a fractional Common Share and (iii) if fewer than the full number of Class A Preferred Shares evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

Upon such conversion, the Class A Preferred Shares being converted shall no longer be outstanding and the rights of such holder thereof (including the right of such holder to receive any accumulated and unpaid Stated Dividends on such Class A Preferred Shares and any accumulated Stated Dividends from the most recent Dividend Payment Date preceding the date of conversion) as to the Class A Preferred Shares being converted shall cease except for the right to receive Common Shares in accordance herewith, and the person entitled to receive the Common Shares shall be treated for all other as having become the record holder of such Common Shares at such time.

ARTICLE 8

CERTAIN MATTERS

8.1. Limited Purpose. The Company may not, without a unanimous vote of the members of the Board entitled to vote and the Company’s Shareholders (including holders of the Class A Preferred Shares), (a) hold or invest in assets, (b) issue any equity securities, (c) issue or incur any Indebtedness, (d) have any employees, (e) create, incur or suffer to exist any Liens of any kind on the Permitted Investments (other than Liens for taxes, assessments and governmental charges or levies not yet delinquent or being contested in good faith and by appropriate proceedings and as to which adequate reserves are being maintained in accordance with generally accepted accounting principles), or (f) take any other action other than (i) investing in,

27

purchasing, owning, holding or disposing of, in each case, pursuant to the terms hereof and the Investment Management Agreement, the Permitted Investments, (ii) issuing Class A Preferred Shares on the Issue Date and issuing Common Shares, (iii) investing in, holding or disposing of Free Cash and owning and maintaining the Free Cash Account, (iv) subject to the right of the holders of Class A Preferred Shares to receive payments of Stated Dividends, Class A Amount, Additional Liquidation Amount and Additional Participation Amount pursuant to the terms hereof, investing in, purchasing, owning, holding or disposing of any Newco Sub Interests (provided that any such investments or purchases may be made solely with Free Cash), (v) investing in, purchasing, owning, or holding the Newco Sub Note, and (vi) engaging in any other lawful acts or activities and exercising any power permitted to the Company under applicable law and this Certificate, so long as the same are incidental to, or connected with, any of the actions permitted under subclause (i), (ii), (iii), (iv) or (v) or are necessary, suitable or convenient to accomplish any such actions under such subclauses.

8.2. Separate Existence. The Company shall maintain an existence separate and distinct from that of any other entity in the manner prescribed by Section 34 of the Articles.

8.3. Matters Requiring a Special Resolution of the Common Shares. The following corporate actions of the Company require, in addition to the vote or consent required pursuant to Section 5.4, the Special Resolution approved by the holders of the Common Shares:

(a)	the merger or consolidation of the Company with any other entity;

(b)	the liquidation or winding up of the affairs of the Company;

(c)	any sale or disposal of any Newco Sub Interests;

(d)	the taking of any Bankruptcy Action relating to the Company; and

(e)	amendments to the Memorandum or Articles.

This Section 8.3 applies notwithstanding any activation of the Special Voting Rights pursuant to Section 5.3.

8.4. Special Voting Rights for Sale or Disposal of Assets. Any sale or disposal of all or substantially all of the assets of the Company (excluding the Newco Sub Interests and the Free Cash) shall require either (1) (a) the affirmative vote or consent of the Unaffiliated Holders of the outstanding Class A Preferred Shares, voting separately as a class, and (b) the affirmative vote or consent of the holders of the outstanding Common Shares, voting separately as a class, or (2) the vote of the Board, upon the approval of a special resolution by the Unaffiliated Holders of the Class A Preferred Shares, voting or consenting separately as a class, requesting that the Board consider and vote upon such resolution. Each of the voting thresholds described in the immediately preceding sentence shall take into account the effect of Special Voting Rights, if any, and the effect, if any, of Section 5.9 and shall in no event limit Section 5.4.

8.5. Transfer Restrictions. The Class A Preferred Shares may only be transferred in a transaction in compliance with the U.S. Securities Act of 1933, as amended, and otherwise in accordance with the laws of the Cayman Islands and the Articles.

28

8.6. Additional Limitations on the Company. The Company may not without a unanimous vote of the members of the Board entitled to vote and a unanimous vote of the Company’s Shareholders (including holders of the Class A Preferred Shares):

(a)	establish any physical presence or branch office or acquire or rent office space in the United States or any other jurisdiction (other than the Cayman Islands);

(b)	appoint a representative or agent in the United States or any other jurisdiction outside of the Cayman Islands with unlimited authority to conduct the business of the Company or to sign contracts for and on behalf of the Company in any such jurisdiction;

(c)	become a plaintiff, or counterclaim, in any suit, action or proceedings outside the Cayman Islands or, with respect to the Depositary Receipts, the Netherlands, except in a special proceeding for purposes of disclaiming the jurisdiction of the relevant court or tribunal;

(d)	voluntarily appear before a court in any suit, action or proceedings outside the Cayman Islands or, with respect to the Depositary Receipts, the Netherlands, except in a special proceeding for purposes of disclaiming the jurisdiction of the relevant court or tribunal;

(e)	expressly agree to submit to the jurisdiction of any court outside of the Cayman Islands or, with respect to the Depositary Receipts, the Netherlands;

(f)	hold Board or shareholder meetings in or from within any jurisdiction other than the Cayman Islands or Bermuda or such other jurisdiction (other than the United States) as should not, in the opinion of counsel, result in the Company being determined to have a place of business for any purposes in such other jurisdiction; or

(g)	maintain any property or assets of the Company in the United States or maintain any material amount of property or assets of the Company in any other jurisdiction (other than the Cayman Islands and, with respect to the Depositary Receipts, the Netherlands).

8.7. Payment Instruction. Except for any release or disbursement of funds in connection with a redemption under Section 6.3 hereof, any instruction by the Company to the Custodian directing the Custodian to release or disburse any funds or transfer any instruments or securities from the Permitted Investments Account shall be in writing (a) signed by each of the members of the Board elected by the holders of Common Shares (voting separately as a class) who shall not be a resident of the United States and the Secretary of the Company (if such release or disbursement is for purposes of enabling the payment of Stated Dividends on a Dividend Payment Date) or (b) signed by each of such member of the Board described in clause (a), the Secretary of the Company and a member of the Board elected by the Unaffiliated Holders of the Class A Preferred Shares who shall not be a resident of the United States (voting separately as a class) (if such release or disbursement is for any other purpose).

29

ARTICLE 9

MISCELLANEOUS

9.1. Mutilated or Missing Class A Preferred Share Certificates. If any of the Class A Preferred Share certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Class A Preferred Share certificate, or in lieu of and substitution for the Class A Preferred Share certificate lost, stolen or destroyed, a new Class A Preferred Share certificate of like tenor and representing Class A Preferred Shares in an aggregate Liquidation Preference equal to that of the Class A Preferred Shares represented by such mutilated, lost, stolen or destroyed certificate, but only upon receipt of evidence of such loss, theft or destruction of such Class A Preferred Share certificate and indemnity, if requested, satisfactory to the Company.

9.2. Business Day. If any payment, redemption or conversion shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day and no further dividends shall accumulate after the day on which payment was required (unless, in the case of the payment of any Stated Dividends, such next succeeding Business Day occurs during the next succeeding calendar month, in which case such payment will be made on the next preceding Business Day and the amount of such Stated Dividend payment shall not be reduced).

9.3. Share Splits and Other Corporate Events. Any amount prescribed herein which is calculated or determined on a per share basis or by reference to shareholders’ equity shall be adjusted so as to reflect the effect of any stock splits, stock dividends, stock combinations, reorganizations, recapitalizations or other corporate events of a similar nature.

9.4. Limitations. Except as may otherwise be required by law, the Class A Preferred Shares shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Certificate (as this Certificate may be amended from time to time) or otherwise in the Memorandum and Articles of the Company (to the extent not contrary to or inconsistent with this Certificate).

9.5. Notices. Any notice or communication required or permitted to be given by any provision of this Certificate shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received (if during the recipient’s normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the same communication sent by certified mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed as follows, or to such other address as such Person may from time to time specify by notice, (i) if to the Company, at its address at Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, CA 95138, Attention: Chief Financial Officer, Facsimile No.: (408) 284-8454; and (iii) if to any holders of Class A Preferred Shares, at such

30

holder’s address as appearing in the Register of Members; or, in each case, to such other address (and with copies to such other Persons) as the Person entitled to receive notice hereunder shall specify by notice given in the manner provided herein to the other Persons entitled to receive notice hereunder.

9.6. Headings and Subdivisions . The headings of the various articles and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

9.7. Severability of Provisions . If any right, preference or limitation of the Class A Preferred Shares set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

[Remainder of page intentionally left blank]

31

IN WITNESS WHEREOF, I hereby certify that this Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares was duly and properly approved and adopted by resolutions of the Board of Directors of the Company passed at a meeting held on the date first written above.

By:	/s/ Richard D. Crowley
Director

Exhibit A

to Certificate

Additional Liquidation Amount =

where:

A is the Class A Percentage as of the applicable Relevant Date,

B is the Total Asset Value as of the applicable Relevant Date,

C is the Repo Date Total Asset Value, and

D is the number of Class A Preferred Shares outstanding.

Capitalized terms in this Exhibit A have the respective meanings specified in Article 2 of this Certificate.

Exhibit B

to Certificate

Additional Participation Amount =

where:

A is the aggregate amount of dividends on the Common Shares to be paid pursuant to the relevant declaration;

B is the Class A Percentage (expressed as a decimal); and

C is the number of Class A Preferred Shares outstanding on the relevant date of determination.

Capitalized terms used in this Exhibit B have the respective meanings specified in Article 2 of this Certificate.

Exhibit C

to Certificate

Class A/Common Conversion Rate =

where:

A is the Class A Conversion Percentage;

B is the number of Common Shares outstanding immediately prior to the conversion;

C is the Class A Percentage immediately prior to the conversion; and

D is the number of Class A Preferred Shares outstanding immediately prior to the conversion.

Capitalized terms used in this Exhibit C have the respective meanings specified in Article 2 of this Certificate.